Filed Pursuant to Rule 424(b)(5)
Reg No.: 333-278583 and 333-278583-01

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 9, 2024)

BlackRock Funding, Inc.

Guaranteed on a senior unsecured basis by BlackRock, Inc.

$800,000,000 4.600% NOTES DUE 2027

$500,000,000 4.900% NOTES DUE 2035

$1,200,000,000 5.350% NOTES DUE 2055

The 4.600% Notes due 2027 (the “2027 notes”) will bear interest at the rate of 4.600% per year and will mature on July 26, 2027. The 4.900% Notes due 2035 (the “2035 notes”) will bear interest at the rate of 4.900% per year and mature on January 8, 2035. The 5.350% Notes due 2055 (the “2055 notes”) will bear interest at the rate of 5.350% per year and mature on January 8, 2055. The 2027 notes, the 2035 notes and the 2055 notes are referred to collectively as the “notes.”

Interest on the 2027 notes will be payable semi-annually in arrears on January 26 and July 26 of each year, beginning on January 26, 2025 (payable following business day, January 27, 2025). Interest on the 2035 notes and 2055 notes will be payable semi-annually in arrears on January 8 and July 8 of each year, beginning on January 8, 2025.

The notes will be issued by BlackRock Funding, Inc. (“BlackRock Funding”), which is currently a direct wholly owned subsidiary of BlackRock, Inc. (“BlackRock”). The notes will be BlackRock Funding’s unsecured and unsubordinated debt obligations and will be fully and unconditionally guaranteed (the “note guarantees”), on a senior unsecured basis by BlackRock. The notes and the note guarantees will rank equally in right of payment with all of BlackRock Funding and BlackRock’s other unsubordinated indebtedness, respectively, from time to time outstanding.

BlackRock Funding may redeem the notes of each series, in whole or in part, at any time at the redemption prices described under “Description of the Notes—Optional Redemption of the Notes.”

The net proceeds of this offering are intended to be used to fund a portion of the cash consideration for BlackRock’s proposed acquisition of the business and assets of Preqin Holding Limited, a private company limited by shares registered in England and Wales (“Preqin”), and its subsidiaries by the indirect acquisition, through one of BlackRock’s wholly owned subsidiaries, of 100% of the shares of Preqin (which is referred to herein as the “Preqin Transaction”). The Preqin Transaction has not been completed as of the date of this prospectus supplement. We currently expect the Preqin Transaction to close before year-end 2024. The closing of the Preqin Transaction is subject to customary conditions, including, among others, the receipt of specified regulatory approvals, and we cannot guarantee that the Preqin Transaction will be completed on a timely basis, on the terms described herein, or at all. This offering is not conditioned upon the completion of the Preqin Transaction, which, if completed, will occur subsequent to the closing of this offering. However, if (i) the Preqin Transaction is not consummated on or before the later of (x) September 2, 2025 and (y) the date that is five business days after any later date upon which “Completion” may occur under the terms of the Preqin Transaction Agreement (as defined herein) (including any such later date as mutually agreed upon by the parties to the Preqin Transaction Agreement) (the “Special Mandatory Redemption End Date”) or (ii) BlackRock Funding notifies the trustee under the indenture that BlackRock will not pursue consummation of the Preqin Transaction, BlackRock Funding will be required to redeem all outstanding 2027 notes (the “Special Mandatory Redemption”), at a special mandatory redemption price equal to 101% of the aggregate principal amount of the 2027 notes, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined herein). The proceeds from this offering will not be deposited into an escrow account pending completion of the Preqin Transaction or any Special Mandatory Redemption, nor will BlackRock Funding be required to grant any security interest or other lien on those proceeds to secure any redemption of the notes. See “Description of the Notes—Special Mandatory Redemption.”

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

Investing in the notes involves risks, including those described in the “Risk Factors” section beginning on page  S-10 of this prospectus supplement and the section entitled “Risk Factors” beginning on page 20 of BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this prospectus supplement.

	Per 2027 Note	2027 Notes Total	Per 2035 Note	2035 Notes Total	Per 2055 Note	2055 Notes Total
Public Offering Price(1)	99.997%	$799,976,000	99.599%	$497,995,000	99.720%	$1,196,640,000
Underwriting Discount	0.250%	$2,000,000	0.450%	$2,250,000	0.750%	$9,000,000
Proceeds, before Expenses, to BlackRock Funding, Inc.	99.747%	$797,976,000	99.149%	$495,745,000	98.970%	$1,187,640,000

(1)	Plus accrued interest from July 26, 2024.

Interest on the notes will accrue from July 26, 2024.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company (“DTC”) and its participants, including Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank, S.A./N.V. (“Euroclear”), on or about July 26, 2024, which is the seventh U.S. business day following the date of this prospectus supplement. See “Underwriting—Delayed Settlement” in this prospectus supplement.

Joint Book-Running Managers

Morgan Stanley	J.P. Morgan	BofA Securities	Wells Fargo Securities

Barclays	Deutsche Bank Securities	HSBC
BNP PARIBAS	Citigroup	Goldman Sachs & Co. LLC

Senior Co-Managers

RBC Capital Markets	ICBC Standard	Loop Capital Markets	Mischler Financial Group, Inc.

Mizuho	SOCIETE GENERALE	BBVA	NatWest Markets	TD Securities

US Bancorp	COMMERZBANK	ING	Natixis	SMBC Nikko

Co-Managers

Academy Securities	Cabrera Capital Markets LLC	CastleOak Securities, L.P.

R. Seelaus & Co., LLC	Ramirez & Co., Inc.	Siebert Williams Shank

Prospectus Supplement dated July 17, 2024

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

When used in this prospectus supplement, the terms “BlackRock,” “the Company,” “we,” “our,” “ours,” and “us” refer to BlackRock, Inc. and its consolidated subsidiaries, including BlackRock Funding, Inc., and “our board of directors” refers to the board of directors of BlackRock, Inc., except where the context otherwise requires or as otherwise clearly indicated. References in this prospectus to “BlackRock Funding” refer to BlackRock Funding, Inc.

This document is in two parts. The first part is this prospectus supplement, which contains specific information about BlackRock, BlackRock Funding and the terms on which BlackRock Funding is offering and issuing notes and the guarantee of the notes by BlackRock. The second part is the accompanying prospectus dated April 9, 2024, which contains and incorporates by reference important business and financial information about us and other information about the offering.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, BlackRock Funding may, from time to time, sell notes in one or more offerings. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information and Incorporation By Reference” beginning on page S-38 of this prospectus supplement before investing in the notes. Generally, when we refer to the prospectus, we are referring to both parts of this document combined together with additional information described under “Where You Can Find More Information and Incorporation By Reference” on page S-38.

Before you invest in the notes, you also should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

We are responsible for the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus. Neither we nor any of the underwriters have authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer to sell our notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

PRIIPs Regulation/Prohibition of Sales to EEA Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended or superseded, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”) and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the

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PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

PRIIPs Regulation/Prohibition of Sales to United Kingdom Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a retail investor in the United Kingdom means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”), and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by the PRIIPs Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation.

Notice to Investors in the United Kingdom

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom; (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person who is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Non-GAAP Financial Measures

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes BlackRock’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance the comparability of this information for the reporting periods presented. Non-GAAP measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information

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prepared in accordance with GAAP. Non-GAAP measures may not be comparable to other similarly titled measures of other companies. BlackRock has included the estimated 2024 post-tax fee related earnings of GIP (as defined herein) in this prospectus supplement because it believes such measure is useful to investors in assessing BlackRock’s operations outlook and will be used in the management of its business following the completion of the GIP Transaction. BlackRock has not provided a reconciliation of the estimated post-tax fee related earnings of GIP for 2024 due to the inherent difficulty of providing the information necessary for a meaningful reconciliation, which cannot be accomplished without unreasonable effort at this time. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and other statements that BlackRock may make, may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations, including the anticipated timing, consummation and expected benefits of the proposed acquisitions of Preqin and Global Infrastructure Management, LLC (“GIP” or the “GIP Transaction” and together with the Preqin Transaction, the “Transactions”). Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and may contain information that is not purely historical in nature. Such information may include, among other things, projections and forecasts. There is no guarantee that any forecasts made will come to pass. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

BlackRock has previously disclosed risk factors in its SEC reports. These risk factors and those identified elsewhere in this prospectus supplement, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management (“AUM”); (3) the relative and absolute investment performance of BlackRock’s investment products; (4) BlackRock’s ability to develop new products and services that address client preferences; (5) the impact of increased competition; (6) the impact of future acquisitions or divestitures, including the Transactions; (7) BlackRock’s ability to integrate acquired businesses successfully, including the Transactions; (8) risks related to the Transactions, including the expected closing dates of the Transactions, the possibility that one or both of the Transactions do not close, including, but not limited to, due to the failure to satisfy their respective closing conditions, the possibility that expected synergies and value creation from either of the Transactions will not be realized, or will not be realized within the expected time period, and impacts to business and operational relationships related to disruptions, from the Transactions; (9) the unfavorable resolution of legal proceedings; (10) the extent and timing of any share repurchases; (11) the impact, extent and timing of technological changes and the adequacy of intellectual property, data, information and cybersecurity protection; (12) the failure to effectively manage the development and use of artificial intelligence; (13) attempts to circumvent BlackRock’s operational control environment or the potential for human error in connection with BlackRock’s operational systems; (14) the impact of legislative and regulatory actions and reforms, regulatory, supervisory or enforcement actions of government agencies and governmental scrutiny relating to BlackRock; (15) changes in law and policy and uncertainty pending any such changes; (16) any failure to effectively manage conflicts of interest; (17) damage to BlackRock’s reputation; (18) increasing focus from stakeholders regarding environmental, social and governance matters; (19) geopolitical unrest, terrorist activities, civil or international hostilities, and other events outside BlackRock’s control, including wars, natural disasters and health crises, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (20) climate-related risks to BlackRock’s business, products, operations and clients; (21) the ability to attract, train and retain highly qualified and diverse professionals; (22) fluctuations in the carrying value of BlackRock’s economic investments; (23) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products, which could affect the value proposition to clients and, generally, the tax position of the Company; (24) BlackRock’s success in negotiating distribution

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arrangements and maintaining distribution channels for its products; (25) the failure by key third-party providers of BlackRock to fulfill their obligations to the Company; (26) operational, technological and regulatory risks associated with BlackRock’s major technology partnerships; (27) any disruption to the operations of third parties whose functions are integral to BlackRock’s exchange-traded funds (“ETFs”) platform; (28) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (29) the impact of problems, instability or failure of other financial institutions or the failure or negative performance of products offered by other financial institutions.

You should carefully read the risk factors described in “Risk Factors” including in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

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SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is a summary, it may not contain all the information that is important to you. You should read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, before making an investment decision.

BLACKROCK

Overview

BlackRock, Inc. (NYSE: BLK) is a leading publicly traded investment management firm with $10.5 trillion of AUM at March 31, 2024. With approximately 19,300 employees in more than 30 countries, BlackRock provides a broad range of investment management and technology services to institutional and retail clients in more than 100 countries across the globe.

BlackRock’s diverse platform of alpha-seeking active, index and cash management investment strategies across asset classes enables the Company to offer choice and tailor investment and asset allocation solutions for clients. Product offerings include single- and multi-asset portfolios investing in equities, fixed income, alternatives and money market instruments. Products are offered directly and through intermediaries in a variety of vehicles, including open-end and closed-end mutual funds, iShares® and BlackRock ETFs, separate accounts, collective trust funds and other pooled investment vehicles. BlackRock also offers technology services, including the investment and risk management technology platform, Aladdin®, Aladdin Wealth™, eFront®, and Cachematrix®, as well as advisory services and solutions to a broad base of institutional and wealth management clients. The Company is highly regulated and manages its clients’ assets as a fiduciary. The Company does not engage in proprietary trading activities that could conflict with the interests of its clients.

BlackRock serves a diverse mix of institutional and retail clients across the globe. Clients include tax-exempt institutions, such as defined benefit and defined contribution pension plans, charities, foundations and endowments; official institutions, such as central banks, sovereign wealth funds, supranationals and other government entities; taxable institutions, including insurance companies, financial institutions, corporations and third-party fund sponsors, and retail intermediaries.

BlackRock maintains a significant global sales and marketing presence that is focused on establishing and maintaining retail and institutional investment management and technology service relationships by marketing its services to investors directly and through third-party distribution relationships, including financial professionals and pension consultants.

Business Description

Retail

BlackRock serves retail investors globally through a wide array of products across the investment spectrum, including separate accounts, open-end and closed-end funds, unit trusts and private investment funds. Retail investors are served principally through intermediaries, including broker-dealers, banks, trust companies, insurance companies and independent financial advisors. Technology solutions, digital distribution tools and a shift toward portfolio construction are increasing the number of financial advisors and end-retail investors using BlackRock products.

At December 31, 2023, long-term assets managed for retail investors totaled $930 billion, or 10% of long-term AUM and 31% of full year long-term investment advisory and administration fees (collectively “base fees”) and securities lending revenue. At that date, our Retail product mix included 47% of long-term AUM in equities, 34% in fixed income, 15% in multi-asset class and 4% in alternatives, primarily invested in actively managed products. The retail client base is diversified geographically, with 69% of long-term AUM managed for investors based in the Americas, 26% in EMEA and 5% in Asia-Pacific at year-end 2023.

ETFs

BlackRock is the leading ETF provider in the world with $3.5 trillion of AUM as of December 31, 2023. BlackRock generated ETF net inflows of $186 billion in 2023. The majority of ETF AUM and net inflows represent BlackRock’s index-tracking iShares-branded ETFs. BlackRock also offers active BlackRock-branded ETFs that seek outperformance and/or differentiated outcomes and certain iShares-branded ETFs that seek defined outcomes. ETFs represented 38% of long-term AUM at December 31, 2023 and 43% of long-term base fees and securities lending revenue for 2023.

Institutional

BlackRock serves institutional investors on six continents in sub-categories including: pensions, endowments and foundations, official institutions, and financial institutions; institutional AUM is diversified across product and region.

Long-term assets managed for institutional investors totaled $4.8 trillion, or 52% of total long-term AUM and 26% of full year long-term base fees at December 31, 2023. BlackRock’s institutional AUM is diversified by product with 48% of long-term AUM in equities, 33% in fixed income, 15% in multi-asset class and 4% in alternatives. Institutional AUM is further diversified by investment style, with 40% of client assets in active strategies and 60% of client assets in index strategies.

Technology Services

BlackRock offers investment management technology systems, risk management services, and wealth management and digital distribution tools on a fee basis. Aladdin is our proprietary technology platform, providing an end-to-end, SaaS solution for investment and risk management for both BlackRock and a growing number of institutional and retail investors around the world. BlackRock offers risk reporting capabilities via Aladdin Risk, as well as investment accounting capabilities. Aladdin Provider is a tool used by asset servicers, connecting them to the platform used by asset managers and owners to add operational efficiency. In 2019, BlackRock acquired eFront, a leading end-to-end alternative investment management software and solutions provider to enable clients to manage portfolios and risk across public and private asset classes on a single platform. eFront is offered to clients both as a standalone offering and as part of an integrated “Whole Portfolio View” solution that provides transparency across clients’ public and private assets. Through our Cachematrix platform, BlackRock is also a leading provider of financial technology which simplifies the cash management process for banks and their corporate clients in a streamlined, open-architecture platform.

BlackRock offers a number of wealth management technology tools offering personalized digital advice, portfolio construction capabilities and risk analytics for retail distributors. These tools include Aladdin Wealth, which provides wealth management firms and their financial professionals with institutional-quality business management, portfolio construction, modeling and risk analytics capabilities.

In addition, BlackRock has made minority investments in financial technology and digital distribution providers, data and whole portfolio capabilities including Upvest, Avaloq, Human Interest, Circle, Clarity AI, Envestnet, Acorns, Scalable Capital and iCapital.

Cash Management and Securities Lending

BlackRock offers a variety of cash management mandates to clients around the world. Cash management products include taxable and tax-exempt money market funds, short-term investment funds and customized separate accounts.

Securities lending is managed by a dedicated team, supported by quantitative analysis, proprietary technology and disciplined risk management. BlackRock receives both cash (primarily for U.S. domiciled portfolios) and noncash collateral under securities lending arrangements. The cash management team invests the cash received as collateral for securities on loan in other portfolios. Fees for securities lending for U.S. domiciled portfolios can be structured as a share of earnings, or as a management fee based on a percentage of the value of the cash collateral or both. The value of the securities on loan and the revenue earned are captured in the corresponding asset class being managed. The value of the collateral is not included in AUM.

Ownership

BlackRock is an independent, publicly traded company, with no single majority shareholder and over 85% of its board of directors consisting of independent directors.

AUM by Product Type

	December 31,
	2023	2022
(in millions)	(unaudited)
Equity	$5,293,344	$4,435,354
Fixed income	2,804,026	2,536,823
Multi-asset	870,804	684,904
Alternatives	275,984	266,210

Long-term	9,244,158	7,923,291

Cash management	764,837	671,194

Total	$10,008,995	$8,594,485

BlackRock’s principal executive office is located at 50 Hudson Yards, New York, New York 10001. BlackRock’s telephone number is (212) 810-5800.

THE PREQIN TRANSACTION

On June 30, 2024, BlackRock announced that it had entered into a share purchase agreement (as may be amended, restated or supplemented from time to time or any provision thereof waived, the “Preqin Transaction Agreement”) to indirectly acquire, through one of its wholly owned subsidiaries, 100% of the business and assets of Preqin, a leading independent provider of private markets data, and its subsidiaries for £2.55 billion (approximately $3.2 billion U.S. dollars) in cash. Preqin is expected to generate approximately $240 million of annual recurring revenue in 2024 based on Preqin management estimates. The closing of the Preqin Transaction is subject to customary conditions, including, among others, the receipt of specified regulatory approvals. The Preqin Transaction is currently expected to close before year-end 2024.

Pursuant to the Preqin Transaction Agreement, BlackRock will indirectly acquire 100% of the shares of Preqin Holding Limited. BlackRock intends to fund a portion of the purchase price for the Preqin Transaction with the proceeds of this offering.

THE GIP TRANSACTION

On January 12, 2024, BlackRock announced that it had entered into a definitive agreement (as may be amended, restated or supplemented from time to time or any provision thereof waived, the “GIP Transaction Agreement”) to acquire 100% of the business and assets of GIP, a leading independent infrastructure fund manager, for a total consideration of $3 billion in cash and approximately 12 million shares of common stock. GIP is expected to generate post-tax fee related earnings of approximately $400 million in 2024 based on GIP management estimates. Approximately 30% of the total consideration, all in stock, will be deferred and is expected to be issued in approximately five years, subject to the satisfaction of certain post-closing events. The closing of the GIP Transaction is subject to customary conditions, including, among others, the receipt of specified regulatory approvals. The GIP Transaction is currently expected to close in the third quarter of 2024.

Pursuant to the GIP Transaction Agreement, BlackRock will acquire the business and assets of GIP by first effecting a merger in accordance with Section 251(g) of the Delaware General Corporation Law. BlackRock will merge with a recently formed direct wholly owned subsidiary of BlackRock Funding (“Merger Sub”), with BlackRock surviving the merger as a direct wholly owned subsidiary of BlackRock Funding (the “BlackRock Merger”). Each share of common stock, $0.01 par value per share, of BlackRock issued and outstanding immediately prior to the closing of the BlackRock Merger (other than shares of common stock held in treasury by BlackRock not held on behalf of a third party, which shares will be cancelled) will be converted into one share of common stock, $0.01 par value per share, of BlackRock Funding. Following the BlackRock Merger, BlackRock Funding will become the publicly listed company with the name “BlackRock, Inc.” and will acquire all of the issued and outstanding limited liability company interests of GIP. Following the completion of the GIP Transaction, BlackRock will be renamed “BlackRock Finance, Inc.” and will be a wholly owned subsidiary of BlackRock Funding (which will have been renamed “BlackRock, Inc.”). The acquisition of the equity interests of GIP, including the BlackRock Merger, are referred to, collectively, as the “GIP Transaction.”

BlackRock Funding and Merger Sub are newly formed subsidiaries of BlackRock formed in connection with the GIP Transaction and currently have no operating assets or operations. No historical information relating to BlackRock Funding is presented or incorporated by reference into this prospectus supplement. The historical consolidated financial information and the related notes thereto of BlackRock as of December 31, 2023 and 2022, and for the fiscal years ended December 31, 2023, 2022 and 2021, is incorporated in this prospectus supplement and the accompanying prospectus by reference to BlackRock’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The historical unaudited condensed consolidated financial statements and the related notes thereto of BlackRock as of March 31, 2024, and for the three months ended March 31, 2024 and 2023, are incorporated in this prospectus supplement and the accompanying prospectus by reference to

BlackRock’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. See “Where You Can Find More Information and Incorporation by Reference.”

BlackRock Funding is a Delaware corporation and was incorporated under the laws of the State of Delaware on January 8, 2024. BlackRock Funding’s principal executive office is located at 50 Hudson Yards, New York, New York 10001. BlackRock Funding’s telephone number is (212) 810-5800.

CAPITAL STRUCTURE—CURRENT AND POST GIP TRANSACTION

The following is an abbreviated illustration of our capital structure, both currently and following the completion of the GIP Transaction:

Current Structure
Existing Stockholders
BlackRock (currently BlackRock, Inc.)
– Credit Facility
– Commercial Paper
– BlackRock Existing Notes
– Guarantees of GIP Financing Notes (as defined herein)
BlackRock Subsidiaries
BlackRock Funding (to be renamed BlackRock, Inc.)
– GIP Financing Notes
Structure after the completion of the GIP Transaction
Existing Stockholders & GIP Shareholders
BlackRock (currently BlackRock Funding, Inc.)
– Notes Offered Hereby
– GIP Financing Notes
– Future Indebtedness
– Credit Facility
– Commercial Paper (proposed)
– Guarantees of BlackRock Existing Notes
GIP and Subsidiaries
BlackRock (to be renamed BlackRock Finance, Inc.)
– BlackRock Existing Notes
– Guarantees of:
– Notes Offered Hereby
– GIP Financing Notes
– Credit Facility
– Commercial Paper Program (proposed)
– Future Parent Indebtedness
BlackRock Subsidiaries

The Offering

Issuer	BlackRock Funding, Inc.

Guarantor	BlackRock, Inc.

Securities Offered	$800,000,000 aggregate principal amount of 4.600% Notes due 2027;

$500,000,000 aggregate principal amount of 4.900% Notes due 2035; and

$1,200,000,000 aggregate principal amount of 5.350% Notes due 2055.

Maturity Date	July 26, 2027 for the 2027 notes;

January 8, 2035 for the 2035 notes; and

January 8, 2055 for the 2055 notes.

Interest Rate	4.600% per annum for the 2027 notes;

4.900% per annum for the 2035 notes; and

5.350% per annum for the 2055 notes.

Interest Payment Dates	January 26 and July 26, beginning January 26, 2025 (payable following business day, January 27, 2025) for the 2027 notes; and

January 8 and July 8, beginning January 8, 2025 for the 2035 notes and 2055 notes.

Optional Redemption of the Notes	At its option, BlackRock Funding may redeem the 2027 notes, in whole or in part, at any time and from time to time, prior to June 26, 2027 (one month prior to the maturity date for the 2027 notes) (the “2027 Par Call Date”);

At its option, BlackRock Funding may redeem the 2035 notes, in whole or in part, at any time and from time to time, prior to October 8, 2034 (three months prior to the maturity date for the 2035 notes) (the “2035 Par Call Date”); and

At its option, BlackRock Funding may redeem the 2055 notes, in whole or in part, at any time and from time to time, prior to July 8, 2054 (six months prior to the maturity date for the 2055 notes) (together with the 2027 Par Call Date and the 2035 Par Call Date, the “Par Call Dates” and each a “Par Call Date”);

in each case, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)	(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes being redeemed matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined under “Description of the Notes—Optional Redemption of the Notes”) plus (i) 10 basis points in the case of the 2027 notes, (ii) 12.5 basis points in the case of the 2035 notes and (iii) 15 basis points in the case of the 2055 notes less (b) interest accrued to, but excluding, the date of redemption; and

(2)	100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest on the notes being redeemed to, but excluding, the redemption date.

On or after the appliable Par Call Date, BlackRock Funding may redeem the notes of the applicable series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. For more detailed information on the calculation of the redemption price, see “Description of the Notes—Optional Redemption of the Notes.”

Special Mandatory Redemption	If (i) the Preqin Transaction is not consummated on or before the Special Mandatory Redemption End Date or (ii) BlackRock Funding notifies the trustee under the indenture that BlackRock will not pursue consummation of the Preqin Transaction, BlackRock Funding will be required to redeem all outstanding 2027 notes, at a special mandatory redemption price equal to 101% of the principal amount of the 2027 notes, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date. The Special Mandatory Redemption will not apply to the 2035 notes or 2055 notes. See “Description of the Notes—Special Mandatory Redemption.”

Substitution of the Guarantor as Issuer

BlackRock has the right, at its option at any time, including in the event the GIP Transaction is not consummated, without the consent of any holders of any series of notes, to be substituted for, and assume the obligations of, BlackRock Funding under each series of notes issued by BlackRock Funding, including any outstanding GIP Financing Notes that are then outstanding under the indenture if, immediately after giving effect to such substitution, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing (other than a default or event of default that would be cured by such substitution), provided that BlackRock executes a supplemental indenture in which it agrees to be bound by the terms of each such series of notes and the indenture (the “Guarantor Assumption”). In the case of such Guarantor Assumption, BlackRock Funding will be relieved of any further obligations under each assumed series of notes and the indenture and BlackRock will be released from all obligations under the applicable note guarantees, but will instead become the primary (and sole) obligor under such notes and the related indenture provisions.

Priority	The notes and the note guarantees will be unsecured and unsubordinated obligations of BlackRock Funding and BlackRock, respectively, and will rank equal in right of payment with each other and with all BlackRock Funding’s and BlackRock’s existing and future unsubordinated indebtedness. BlackRock is currently, and following the consummation of the GIP Transaction, BlackRock Funding will be, a holding company and, accordingly, substantially all of our operations are conducted through our other subsidiaries. As a result, our debt and our guarantee obligations are “structurally subordinated” to all existing and future debt, trade creditors and other liabilities of our other subsidiaries. Thus, our rights as a creditor would be effectively junior to any security interest in the assets of such other subsidiaries and any indebtedness of such subsidiaries senior to that held by us. Our rights, and the rights of our creditors, to participate in any distribution of assets of any other subsidiary upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that our claims as a creditor of such subsidiary may be recognized. As of March 31, 2024, we had outstanding an aggregate carrying value of $9.86 billion of unsecured long-term indebtedness and no short-term indebtedness.

Note Guarantees	BlackRock will fully and unconditionally guarantee the payment of all of BlackRock Funding’s obligations under each series of notes offered hereby pursuant to the respective note guarantees. If BlackRock Funding defaults in the payment of the principal of, or premium, if any, or interest on, such notes when and as the same shall become due, whether upon maturity, acceleration, or otherwise, without the necessity of action by the trustee or any holder of such notes, BlackRock shall be required to promptly and fully make such payment.

The note guarantees will be automatically and unconditionally released and discharged, and BlackRock will be released from all obligations under the indenture in its capacity as guarantor, in certain circumstances, including if the aggregate principal amount of all of the outstanding BlackRock Existing Notes (as defined under “Description of the Notes—Guarantee of Notes”) at any time is less than $1.0 billion. See “Description of the Notes—Guarantee of Notes” for additional information about the circumstances under which the note guarantees may be released with respect to some or all of the notes.

Covenants	The indenture includes requirements that must be met if BlackRock or BlackRock Funding consolidates or merges with, or sell all or substantially all of our assets to, another entity.

Trustee	The Bank of New York Mellon.

Additional Notes	From time to time, without the consent of the holders of the notes of any series, BlackRock Funding may issue additional debt securities having the same priority and the same interest rate, maturity and other terms (except for the issue date, public offering price, and, in some cases, the first interest payment date and the initial interest accrual date) as the notes of any series. Any such additional debt securities will constitute a single series of debt securities under the indenture with the previously issued notes of such series; provided that if the additional debt securities are not fungible with the notes of such series for U.S. federal income tax purposes, such additional debt securities will be issued with a separate CUSIP number.

Use of Proceeds	The net proceeds from this offering will be approximately $2.48 billion after deducting the underwriting discount and before deducting other estimated offering expenses payable by us. Absent a Special Mandatory Redemption, we intend to use the net proceeds of the offering of the notes to fund a portion of the cash consideration payable in connection with the Preqin Transaction and to pay related fees and expenses. Pending such uses, the net proceeds may be temporarily used for general corporate purposes. In the event of a Special Mandatory Redemption, the proceeds of the 2035 notes and 2055 notes will be used for general corporate purposes, which may include repayment of outstanding indebtedness. See “Use of Proceeds.” This offering is not conditioned upon the completion of the Preqin Transaction, which, if completed, will occur subsequent to the closing of this offering. However, if the Preqin Transaction is not consummated by the Special Mandatory Redemption End Date or BlackRock otherwise determines not to pursue the consummation of the Preqin Transaction, BlackRock Funding will be required to redeem all the outstanding 2027 notes. See “Description of the Notes—Special Mandatory Redemption.”

Denominations and Form	The notes will be book-entry only and registered in the name of a nominee of DTC. Investors may elect to hold interests in the notes through Clearstream or Euroclear, as operator of the Euroclear System, if they are participants in these systems, or indirectly through organizations that are participants in these systems. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Risk Factors	Investing in the notes involves substantial risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and the section entitled “Risk Factors” beginning on page 20 of our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein, for a description of certain risks that you should consider before investing in the notes.

RISK FACTORS

Any investment in the notes involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus supplement and the accompanying prospectus before deciding whether to purchase the notes. In addition, you should carefully consider, among other things, the matters discussed under “Risk Factors” in BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2023, and other documents that BlackRock subsequently files with the SEC, all of which are incorporated by reference into this prospectus supplement. The risks and uncertainties described below, and in BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2023, are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any such risks actually occur, our business, financial condition and results of operations would suffer.

Risks Related to the Offering

Our indebtedness could limit cash flow available for our operations, could adversely affect our ability to service debt or obtain additional financing if necessary, or reduce our flexibility in planning for, or reacting to, changes in the market.

As of March 31, 2024, we had outstanding an aggregate carrying value of $9.86 billion of unsecured long-term indebtedness. Our indebtedness could limit our flexibility in planning for, or reacting to, changes in the market in which we compete. Although we believe we have adequate sources of liquidity to meet our anticipated requirements for working capital, debt service, capital expenditures and cash dividend payments, there can be no assurance that our cash flow from operations will be sufficient to service our debt, which may require us to borrow additional funds for that purpose, restructure or otherwise refinance our debt.

The notes and the note guarantees are obligations of BlackRock Funding and BlackRock, respectively, and not of our other subsidiaries and payment to holders of the notes will be structurally subordinated to the claims of such other subsidiaries’ creditors.

The notes are not guaranteed by any other subsidiary of BlackRock Funding or BlackRock. As a result, liabilities, including indebtedness or guarantees of indebtedness, of such subsidiaries will be structurally senior to the indebtedness represented by the notes and the note guarantees, respectively, to the extent of such subsidiary’s assets. In addition, the indenture governing the notes does not restrict the future incurrence of liabilities or issuances of preferred stock, including unsecured indebtedness or guarantees of indebtedness, by our other subsidiaries.

The notes and the note guarantees will be effectively junior to secured indebtedness that BlackRock Funding or BlackRock may issue in the future.

The notes and the note guarantees are unsecured. Holders of any secured debt that BlackRock Funding or BlackRock, respectively, may issue in the future may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt, including the notes and the note guarantees. Holders of BlackRock Funding’s and BlackRock’s secured debt also would have priority over unsecured creditors in the event of the bankruptcy, liquidation or similar proceeding of BlackRock Funding or BlackRock, as applicable. As a result, the notes and the note guarantees will be effectively junior to any secured debt that BlackRock Funding and BlackRock, respectively, may issue in the future.

There is no public market for the notes, which could limit their market price or your ability to sell them.

We can give no assurances concerning the liquidity of any market that may develop for the notes offered hereby, the ability of any investor to sell the notes, or the price at which investors would be able to sell them. If a market for the notes does not develop, investors may be unable to resell the notes for an extended period of time, if at all. If a market for the notes does develop, it may not continue or it may not be sufficiently liquid to allow holders to resell any of the notes. Consequently, investors may not be able to liquidate their investment readily, and lenders may not readily accept the notes as collateral for loans.

If the Preqin Transaction is not completed on or before the Special Mandatory Redemption End Date, BlackRock Funding will be required to redeem all the outstanding 2027 notes. If this occurs, you may realize a lower return on your investment than if the 2027 notes had been held through maturity.

If (i) the Preqin Transaction is not consummated on or before the later of (x) September 2, 2025 and (y) the date that is five business days after any later date upon which “Completion” may occur under the terms of the Preqin Transaction Agreement (including any such later date as mutually agreed upon by the parties to the Preqin Transaction Agreement) or (ii) BlackRock Funding notifies the trustee under the indenture that BlackRock will not pursue consummation of the Preqin Transaction, BlackRock Funding will be required to redeem all outstanding 2027 notes, at a special mandatory redemption price equal to 101% of the aggregate principal amount of the 2027 notes, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date. See “Description of the Notes—Special Mandatory Redemption.”

The proceeds from this offering will not be deposited into an escrow account pending completion of the Preqin Transaction or any Special Mandatory Redemption, nor will BlackRock Funding be required to grant any security interest or other lien on those proceeds to secure any redemption of the notes. If BlackRock Funding is required to redeem the 2027 notes, the ability to pay the redemption price may be limited by our financial resources at the time. In addition, whether or not a Special Mandatory Redemption of the 2027 notes or any such other indebtedness or securities is ultimately triggered, the existence of these redemption provisions may adversely affect the trading prices of such notes until such time, if any, as the Preqin Transaction is consummated.

If we are able to redeem the 2027 notes pursuant to the special mandatory redemption provisions, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate or return on investment as high as what you otherwise would have received on your notes being redeemed.

BlackRock Funding will not be required to redeem the 2027 notes as long as the Preqin Transaction closes on or before the Special Mandatory Redemption End Date, even if between the closing of this offering and the closing of the Preqin Transaction, BlackRock experiences any changes (including any material changes) in BlackRock’s business or financial condition. If a Special Mandatory Redemption is triggered, the 2035 notes and 2055 notes will not be required to be redeemed and will remain outstanding in accordance with their terms, and either BlackRock may assume the obligations of BlackRock Funding under the 2035 notes and 2055 notes or BlackRock Funding may merge with and into BlackRock as a result of which transaction the separate legal existence of BlackRock Funding would cease.

The Preqin Transaction Agreement and related documents may be amended or modified without your consent.

Between the time of the issuance of the notes and the consummation of the Preqin Transaction, the parties to the Preqin Transaction Agreement or other related transaction documents may agree to modify or waive the terms or conditions of such documents without noteholder consent. The terms of the notes will not preclude the parties to the Preqin Transaction Agreement from making certain changes to the terms of the Preqin Transaction or from waiving certain conditions to Preqin Transaction, which may adversely affect your investment in the notes.

BLACKROCK’S SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

The selected condensed consolidated historical income statement data for the years ended December 31, 2023, 2022 and 2021, and the selected consolidated historical balance sheet data as of December 31, 2023 and 2022, presented below have been derived from BlackRock’s audited consolidated financial statements. The selected condensed consolidated historical income statement data for the three months ended March 31, 2024 and 2023, and the selected consolidated historical balance sheet data as of March 31, 2024, presented below have been derived from our unaudited condensed consolidated financial statements. In the opinion of management, the unaudited condensed consolidated financial statements provided herein have been prepared on substantially the same basis as the audited consolidated financial statements and reflect all normal and recurring adjustments necessary for a fair statement of the information for the periods presented. Historical results are not necessarily indicative of results to be expected for any future period. All financial data presented in this prospectus supplement has been prepared in accordance with United States generally accepted accounting principles.

This information should be read in conjunction with our consolidated financial statements (including the related notes thereto) and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, each of which is incorporated by reference into this prospectus supplement.

	Three Months Ended March 31,		Year Ended December 31,
	2024	2023	2023	2022	2021
(in millions)	(unaudited)		(audited)
Income statement data:
Revenue
Investment advisory, administrative fees, and securities lending revenue	$3,778	$3,502	$14,399	$14,451	$15,260
Investment advisory performance fees	204	55	554	514	1,143
Technology services revenue	377	340	1,485	1,364	1,281
Distribution fees	310	319	1,262	1,381	1,521
Advisory and other revenue	59	27	159	163	169

Total revenue	4,728	4,243	17,859	17,873	19,374

Expense
Employee compensation and benefits	1,580	1,427	5,779	5,681	6,043
Sales, asset and account expense(1)
Distribution and servicing costs	518	505	2,051	2,179	2,200
Direct fund expense	338	315	1,331	1,226	1,313
Sub-advisory and other(1)	32	26	116	103	—
General and administration expense(1)	529	495	2,095	2,057	2,221
Restructuring charge	—	—	61	91	—
Amortization of intangible assets	38	37	151	151	147

Total expense	3,035	2,805	11,584	11,488	11,924

Operating income	1,693	1,438	6,275	6,385	7,450
Total nonoperating income (expense)	220	116	880	(95)	723
Income before income taxes	1,913	1,554	7,155	6,290	8,173
Income tax expense	290	385	1,479	1,296	1,968

Net income	1,623	1,169	5,676	4,994	6,205
Less: net income (loss) attributable to noncontrolling interests	50	12	174	(184)	304

Net income attributable to BlackRock, Inc.	$1,573	$1,157	$5,502	$5,178	$5,901

(1)

Beginning in the first quarter of 2024, BlackRock updated the presentation of its expense line items within the consolidated statements of income by including a new “sales, asset, and account expense” income statement caption, which is comprised of distribution and servicing costs, direct fund expense, and sub-advisory and other sales, asset, and account-based expense. Sub-advisory and other expense was previously reported within general and administration expense. Management believes the inclusion of this new sales, asset, and account expense caption provides both management and investors useful disclosure of BlackRock’s variable, non-compensation, sales, asset, and account-based expense over time. BlackRock recast its 2023 and 2022 expense line items to conform to this new presentation. BlackRock has not recast its 2021 expense line items.

	March 31,	December 31,
	2024	2023	2022
(in millions)	(unaudited)	(audited)
Balance sheet data:
Cash and cash equivalents(1)	$9,374	$8,736	$7,416
Investments(1)	$10,337	$9,740	$7,466
Goodwill and intangible assets, net	$33,741	$33,782	$33,643
Total assets(2)	$123,988	$123,211	$117,628
Borrowings	$9,860	$7,918	$6,654
Total liabilities(2)	$82,243	$81,971	$78,843

	(unaudited)	(unaudited)
Assets under management:
Total assets under management	$10,472,500	$10,008,995	$8,594,485

(1)

At March 31, 2024, cash and cash equivalents and investments, include $277 million and $5.3 billion, respectively, related to consolidated variable interest entities (“VIEs”). At December 31, 2023, cash and cash equivalents and investments, include $234 million and $5.0 billion, respectively, related to consolidated VIEs. At December 31, 2022, cash and cash equivalents and investments, include $234 million and $3.9 billion, respectively, related to consolidated VIEs.

(2)

Includes separate account assets that are segregated funds held for purposes of funding individual and group pension contracts and collateral held under securities lending agreements related to these assets that have equal and offsetting amounts recorded in liabilities and ultimately do not impact BlackRock’s stockholders’ equity or cash flows.

USE OF PROCEEDS

The net proceeds from this offering will be approximately $2.48 billion after deducting the underwriting discount and before deducting other estimated offering expenses payable by us.

Absent a Special Mandatory Redemption, we intend to use the net proceeds of the offering of the notes to fund a portion of the cash consideration payable in connection with the Preqin Transaction and to pay related fees and expenses. Pending such uses, the net proceeds may be temporarily used for general corporate purposes. In the event of a Special Mandatory Redemption, the proceeds of the 2035 notes and 2055 notes will be used for general corporate purposes, which may include repayment of outstanding indebtedness.

This offering is not conditioned upon the completion of the Preqin Transaction, which, if completed, will occur subsequent to the closing of this offering. However, if the Preqin Transaction is not consummated by the Special Mandatory Redemption End Date or BlackRock otherwise determines not to pursue the consummation of the Preqin Transaction, BlackRock Funding will be required to redeem all the outstanding 2027 notes. See “Description of the Notes—Special Mandatory Redemption.” The Preqin Transaction is currently expected to close before year-end 2024. The completion of the Preqin Transaction is subject to customary closing conditions.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of March 31, 2024 (1) on a historical basis and (2) as adjusted to give effect to this offering. The information set forth below should be read in conjunction with, and is qualified in its entirety by reference to, our unaudited condensed consolidated financial statements and the related notes thereto contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which is incorporated by reference into this prospectus supplement.

	March 31, 2024
(in millions, except shares data)	Actual	As Adjusted
Cash and cash equivalents(1)	$9,374	$11,850

Long-term borrowings:(2)(3)
1.250% Notes due 2025	755	755
3.200% Notes due 2027	698	698
3.250% Notes due 2029	993	993
4.700% Notes due 2029(4)(5)	496	496
2.400% Notes due 2030	996	996
1.900% Notes due 2031	1,242	1,242
2.10% Notes due 2032	988	988
4.750% Notes due 2033	1,232	1,232
5.000% Notes due 2034(4)(5)	992	992
5.250% Notes due 2054(4)	1,468	1,468
4.600% Notes due 2027 offered hereby(6)	—	796
4.900% Notes due 2035 offered hereby(6)	—	495
5.350% Notes due 2055 offered hereby(6)	—	1,185

Total long-term borrowings	9,860	12,336
Stockholders’ equity:
Common stock, $0.01 par value:
500,000,000 shares authorized; 172,075,373 issued and 148,759,510 outstanding on an actual basis and on an as adjusted basis	2	2
Additional paid-in capital	19,617	19,617
Retained earnings	33,121	33,121
Accumulated other comprehensive loss	(933)	(933)
Treasury stock, common, at cost (23,315,863 shares)	(12,082)	(12,082)

Total BlackRock, Inc. stockholders’ equity	39,725	39,725

Total capitalization	$49,585	$52,061

(1)

Absent a Special Mandatory Redemption, we intend to use the net proceeds of the offering of the notes to fund a portion of the cash consideration payable in connection with the Preqin Transaction and to pay related fees and expenses. Pending such uses, the net proceeds may be temporarily used for general corporate purposes. In the event of a Special Mandatory Redemption, the proceeds of the 2035 notes and 2055 notes will be used for general corporate purposes, which may include repayment of outstanding indebtedness. Any such repayment is not reflected in the As Adjusted column of the above table.

(2)	Reflects the carrying value, which is net of unamortized discount and debt issuance costs, and for the 1.250% Notes due 2025, is determined using EUR/USD foreign exchange rate at March 31, 2024.
(3)

Following the completion of the GIP Transaction, BlackRock Funding is expected to provide senior unsecured guarantees to the outstanding senior notes previously issued by BlackRock, while BlackRock’s existing credit facility has been, and existing commercial paper program is expected to be, amended to, among other things, transfer certain obligations of BlackRock to BlackRock Funding with guarantees by BlackRock.

(4)	The 4.700% Notes due 2029, the 5.000% Notes due 2034 and the 5.250% Notes due 2054 (collectively, the “GIP Financing Notes”) were issued by BlackRock Funding and guaranteed by BlackRock.
(5)

The 4.700% Notes due 2029 and 5.000% Notes due 2034 are subject to a special mandatory redemption as described in our Current Report on Form 8-K filed with the SEC on March 14, 2024, which is incorporated by reference into this prospectus supplement. If the GIP Transaction is not consummated under certain conditions described therein, BlackRock Funding will be required to redeem all outstanding 4.700% Notes due 2029 and 5.000% Notes due 2034 at a special mandatory redemption price equal to 101% of the aggregate principal amount of the applicable series of notes plus, in each case, accrued and unpaid interest, if any, to, but excluding, the special mandatory redemption date.

(6)	The notes offered hereby will be issued by BlackRock Funding and guaranteed by BlackRock, subject to their terms.

DESCRIPTION OF THE NOTES

Each series of notes is a series of debt securities described in the accompanying prospectus. Reference should be made to the accompanying prospectus under the caption “Description of Debt Securities of BlackRock Funding, Inc. and BlackRock Guarantee” for a detailed summary of additional provisions of the notes, the Guarantee (as defined herein) and the indenture, dated as of March 14, 2024, among BlackRock Funding, BlackRock and The Bank of New York Mellon, as trustee, which we refer to in this prospectus supplement as the “base indenture” (which is filed as an exhibit to the registration statement of which this prospectus supplement forms a part), as supplemented by the second supplemental indenture, to be dated as of July 26, 2024, among BlackRock Funding, BlackRock and the trustee, which we refer to as the “second supplemental indenture.” When we refer to the “indenture,” we mean the base indenture, as supplemented by the second supplemental indenture. The following description is a summary of selected portions of the base indenture and the second supplemental indenture. It does not restate the base indenture or the second supplemental indenture, and those documents, not this description, define your rights as a holder of the notes. If the description of the notes in this prospectus supplement differs from the description of debt securities in the accompanying prospectus, the description of the notes in this prospectus supplement supersedes the description of debt securities in the accompanying prospectus.

References in this “Description of the Notes” section to “we,” “our,” “ours,” and “us” refer to BlackRock, Inc. and its consolidated subsidiaries, including BlackRock Funding, Inc. References to “BlackRock Funding” refer to BlackRock Funding, Inc. and its successors, as the issuer of the notes offered hereby. References to “BlackRock” refer to BlackRock, Inc. and its successors.

General

The 2027 notes will initially be limited to $800,000,000 in aggregate principal amount. The 2035 notes will initially be limited to $500,000,000 in aggregate principal amount. The 2055 notes will initially be limited to $1,200,000,000 in aggregate principal amount. Each series of notes will be issued in fully registered form only, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2027 notes will mature on July 26, 2027. The 2035 notes will mature on January 8, 2035. The 2055 notes will mature on January 8, 2055.

Each series of notes will be issued as a separate series of senior debt securities under the indenture. The indenture does not limit the amount of other debt that we may incur. BlackRock Funding may, from time to time, without the consent of the holders of the notes of any series, issue other debt securities under the indenture in addition to the notes. BlackRock Funding may also, from time to time, without the consent of the holders of the notes of any series, issue additional debt securities having the same priority and the same interest rate, maturity and other terms (except for the issue date, public offering price and, in some cases, the first interest payment date and the initial interest accrual date) as the notes of any series. Any such additional debt securities, together with the previously issued notes of such series, will constitute a single series of debt securities under the indenture; provided that if the additional debt securities are not fungible with the notes of such series for U.S. federal income tax purposes, such additional debt securities will be issued with a separate CUSIP number.

The 2027 notes will bear interest from July 26, 2024, at the annual rate of 4.600%. The 2035 notes will bear interest from July 26, 2024, at the annual rate of 4.900%. The 2055 notes will bear interest from July 26, 2024, at the annual rate of 5.350%. Interest on the 2027 notes will be payable semi-annually on January 26 and July 26 of each year, commencing January 26, 2025 (payable following business day, January 27, 2025), to the persons in whose names the 2027 notes are registered at the close of business on the immediately preceding January 15 and July 15, respectively (whether or not a business day), subject to certain exceptions. Interest on the 2035 notes and 2055 notes will be payable semi-annually on January 8 and July 8 of each year, commencing January 8, 2025, to the persons in whose names the 2035 notes and 2055 notes are registered at the close of business on the immediately preceding December 25 and June 25, respectively (whether or not a business day), subject to certain exceptions.

Each series of notes will be unsecured and unsubordinated obligations of BlackRock Funding and will rank equal in right of payment to each other and to all of BlackRock Funding’s other unsubordinated indebtedness.

The notes do not provide for any sinking fund.

The provisions of the indenture described under “Description of Debt Securities of BlackRock Funding, Inc. and BlackRock Guarantee—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus apply to each series of notes.

Guarantee of Notes

BlackRock will fully and unconditionally guarantee the payment of all of BlackRock Funding’s obligations under each series of notes offered hereby pursuant to a guarantee (the “Guarantee”) to be included in the indenture governing the notes. If BlackRock Funding defaults in the payment of the principal of, or premium, if any, or interest on, such notes when and as the same shall become due, whether upon maturity, acceleration, or otherwise, without the necessity of action by the trustee or any holder of such notes, BlackRock shall be required to promptly and fully make such payment.

BlackRock’s guarantee will be a continuing guarantee and will inure to the benefit of and be enforceable by the trustee, the holders of the notes and their successors, transferees and assigns.

Notwithstanding the preceding paragraph, the Guarantee will be automatically and unconditionally released and discharged, and BlackRock will be released from all from all obligations under the indenture in its capacity as guarantor, and no further action of BlackRock Funding, BlackRock or the trustee will be required for the release of the Guarantee:

•	if the GIP Transaction is not consummated, upon the merger of BlackRock Funding with and into BlackRock;

•

following the consummation of the GIP Transaction, upon any sale, exchange or transfer (by merger, amalgamation, consolidation, business combination or otherwise) of (i) the capital stock of BlackRock, after which BlackRock is no longer a subsidiary of BlackRock Funding or (ii) all or substantially all the assets of BlackRock (other than a sale, exchange or transfer to BlackRock Funding or a subsidiary of BlackRock Funding), in each case if such sale, exchange or transfer is made in compliance with the applicable provisions of the indenture to the extent required to be satisfied as of the date of the transaction;

•

upon BlackRock Funding or BlackRock consolidating with, merging into or transferring all of its properties or assets to BlackRock or BlackRock Funding, as applicable, and as a result of, or in connection with, such transaction BlackRock Funding or BlackRock, as applicable, dissolves or otherwise ceases to exist;

•

upon the exercise by BlackRock Funding of its defeasance option, or the discharge of BlackRock Funding’s and BlackRock’s obligations under the indenture, in each case, as described under the caption “Description of Debt Securities of BlackRock Funding, Inc. and BlackRock Guarantee—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus (provided that the Guarantee shall only be released with respect to the series of notes that have been defeased or discharged);

•	upon substitution of BlackRock Funding as the issuer of the notes by BlackRock as described under the caption “—Substitution of the Guarantor as Issuer” in this prospectus supplement; or

•	if the aggregate principal amount of all of the outstanding BlackRock Existing Notes at any time is less than $1.0 billion.

The Guarantee will not be subject to release or revocation otherwise than as set forth above and as set forth in the accompanying prospectus under the caption “Description of Debt Securities of BlackRock Funding, Inc. and BlackRock Guarantee—Modification and Waiver.”

For purposes of the foregoing discussion, the following definition applies:

“BlackRock Existing Notes” means as of any time of determination, (a) the (i) 1.250% Notes due 2025, (ii) 3.200% Notes due 2027, (iii) 3.250% Notes due 2029, (iv) 2.400% Notes due 2030, (v) 1.900% Notes due 2031, (vi) 2.10% Notes due 2032 and (vii) the 4.750% Notes due 2033, in each case, previously issued by BlackRock and outstanding as of such time and (b) any additional registered senior debt securities issued by BlackRock (excluding any debt securities for which BlackRock provides a guarantee or for which BlackRock is otherwise only contingently liable) after the date of first issuance of the notes and prior the consummation of the GIP Transaction.

Optional Redemption of the Notes

At its option, BlackRock Funding may redeem the 2027 notes, in whole or in part, at any time and from time to time, prior to June 26, 2027 (one month prior to the maturity date for the 2027 notes) (the “2027 Par Call Date”);

At its option, BlackRock Funding may redeem the 2035 notes, in whole or in part, at any time and from time to time, prior to October 8, 2034 (three months prior to the maturity date for the 2035 notes) (the “2035 Par Call Date”); and

At its option, BlackRock Funding may redeem the 2055 notes, in whole or in part, at any time and from time to time, prior to July 8, 2054 (six months prior to the maturity date for the 2055 notes) (together with the 2027 Par Call Date and the 2035 Par Call Date, the “Par Call Dates” and each a “Par Call Date”);

in each case, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes being redeemed matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (i) 10 basis points in the case of the 2027 notes, (ii) 12.5 basis points in the case of the 2035 notes and (iii) 15 basis points in the case of the 2055 notes less (b) interest accrued to, but excluding, the date of redemption, and

(2)	100% of the principal amount of such notes to be redeemed,

plus, in either case, accrued and unpaid interest on the notes being redeemed to, but excluding, the redemption date.

On or after the applicable Par Call Date, BlackRock Funding may redeem the notes of the applicable series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by BlackRock Funding in accordance with the following two paragraphs.

The Treasury Rate shall be determined by BlackRock Funding after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury

Rate, BlackRock Funding shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the applicable Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the applicable Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the applicable Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the applicable Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, BlackRock Funding shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, BlackRock Funding shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, BlackRock Funding shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

BlackRock Funding’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. BlackRock Funding will notify the trustee of the redemption price promptly after the calculation thereof and the trustee shall have no duty to determine, or verify the calculation of, the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

In the case of a partial redemption, selection of definitive notes for redemption will be by lot. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note in the definitive form is to be redeemed in part only, the notice of redemption that relates to such note will state the portion of the principal amount of the note to be redeemed. A new definitive note in a principal amount equal to the unredeemed portion of such note will be issued in the name of the holder of such note upon surrender for cancellation of the original definitive note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary, which may be made on a pro rata pass-through distribution of principal basis.

Any redemption notice may, at our discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, at our discretion, the date of redemption may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by BlackRock Funding in its sole discretion) by the date of redemption, or by the date of redemption as so delayed.

Unless BlackRock Funding default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Special Mandatory Redemption

If (i) the Preqin Transaction is not consummated on or before the later of (x) September 2, 2025 and (y) the date that is five business days after any later date upon which “Completion” may occur under the terms of the Preqin Transaction Agreement (including any such later date as mutually agreed upon by the parties to the Preqin Transaction Agreement) (the “Special Mandatory Redemption End Date”) or (ii) BlackRock Funding notifies the trustee under the indenture that we will not pursue consummation of the Preqin Transaction (any such event, a “Special Mandatory Redemption Event”), then BlackRock Funding will be required to redeem all outstanding 2027 notes (the “Special Mandatory Redemption”), at a redemption price equal to 101% of the aggregate principal amount of the 2027 notes plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined herein) (subject to the right of holders of such notes of record on the relevant record date to receive interest due on an interest payment date falling prior to the Special Mandatory Redemption Date) (the “Special Mandatory Redemption Price”). Unless BlackRock Funding defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the notes to be redeemed.

In the event that BlackRock Funding becomes obligated to redeem the 2027 notes pursuant to the Special Mandatory Redemption, BlackRock Funding will promptly, and in any event not more than 10 business days after the Special Mandatory Redemption Event, deliver notice to the trustee of the Special Mandatory Redemption and the date upon which the 2027 notes will be redeemed (the “Special Mandatory Redemption Date”), which date shall be no later than the tenth business day following the date of such notice unless some longer minimum period may be required by DTC (or any successor depositary), together with a notice of Special Mandatory Redemption for the trustee to deliver to each registered holder of the 2027 notes. The trustee will then reasonably promptly mail or electronically deliver (or otherwise transmit in accordance with the depositary’s procedures) such notice of Special Mandatory Redemption to each registered holder of the 2027 notes.

On or before the Special Mandatory Redemption Date, BlackRock Funding will pay to a paying agent for payment to each holder of the 2027 notes the applicable Special Mandatory Redemption Price for such holder’s 2027 notes.

Failure to make the Special Mandatory Redemption, if required in accordance with the terms described above, will constitute an event of default with respect to the 2027 notes.

The proceeds from this offering will not be deposited into an escrow account pending completion of the Preqin Transaction or any Special Mandatory Redemption, nor will BlackRock Funding be required to grant any security interest or other lien on those proceeds to secure any redemption of the 2027 notes.

Upon the consummation of the Preqin Transaction, the foregoing provisions regarding Special Mandatory Redemption will cease to apply. For the purposes of the foregoing, the Preqin Transaction will be deemed consummated if “Completion” under the Preqin Transaction Agreement occurs, including after giving effect to any amendments or modifications to the Preqin Transaction Agreement or waivers thereunder acceptable to us.

For purposes of the foregoing discussion, the following definition applies:

“Preqin” means Preqin Holding Limited, a private company limited by shares registered in England and Wales under number 07633796.

“Preqin Transaction” means, collectively, the acquisition of all of the business and assets of Preqin and its subsidiaries by the indirect acquisition, through one of BlackRock’s wholly owned subsidiaries, of 100% of the shares of Preqin.

“Preqin Transaction Agreement” means the Transaction Agreement, dated July 1, 2024, among BlackRock, BlackRock UK Holdco 2 Limited and the other parties thereto, as may be amended, restated or supplemented from time to time or any provision thereof waived.

Substitution of the Guarantor as Issuer

BlackRock has the right, at its option at any time, including in the event the GIP Transaction is not consummated, without the consent of any holders of any series of notes, to be substituted for, and assume the obligations of, BlackRock Funding under each series of notes that are then outstanding under the indenture if, immediately after giving effect to such substitution, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing (other than a default or event of default that would be cured by such substitution), provided that BlackRock executes a supplemental indenture in which it agrees to be bound by the terms of each such series of notes and the indenture (the “Guarantor Assumption”). In the case of such Guarantor Assumption, BlackRock Funding will be relieved of any further obligations under the assumed series of notes and the indenture and BlackRock will be released from all obligations under the Guarantee, but will instead become the primary (and sole) obligor under such notes and the related indenture provisions.

Priority

The notes and the Guarantee are obligations of BlackRock Funding and BlackRock, respectively, and not of their other subsidiaries. BlackRock is currently, and following the consummation of the GIP Transaction, BlackRock Funding will be, a holding company and, accordingly, substantially all of our operations are, or will be, conducted through our subsidiaries. As a result, our cash flow and ability to service debt, including the notes, depends upon the earnings of our subsidiaries. In addition, BlackRock Funding and BlackRock depend, or will depend, on the distribution of earnings, loans or other payments by their respective subsidiaries.

The other subsidiaries of BlackRock Funding and BlackRock are separate and distinct legal entities and have no obligation to pay any amounts due on the notes or to provide BlackRock Funding or BlackRock, as applicable, with funds for their payment obligations. In addition, any payment of dividends, distributions, loans or advances by BlackRock Funding’s or BlackRock’s subsidiaries to BlackRock Funding or BlackRock, as applicable, could be subject to statutory or contractual restrictions. Payments due to BlackRock Funding or BlackRock by their respective subsidiaries will also be contingent upon such subsidiaries’ earnings and business considerations.

The right of BlackRock Funding or BlackRock to receive any assets of any of their respective subsidiaries, as an equity holder of such subsidiaries, upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, would be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. The notes do not restrict the ability of our subsidiaries to incur additional indebtedness. In addition, the notes are unsecured. Thus, even if BlackRock Funding or BlackRock were a creditor of any of their subsidiaries, their rights as a creditor would be effectively junior to any security interest in the assets of such subsidiaries and any indebtedness of such subsidiaries senior to that held by BlackRock Funding or BlackRock.

Book-Entry System; Delivery and Form

Each series of notes will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC, New York, New York, and registered in the name of Cede & Co., DTC’s nominee. We will not issue notes in certificated form. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through either DTC in the United States, or Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System in Europe, referred to as Clearstream and Euroclear, if they are participants of those systems, or, indirectly, through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories, which in turn will hold such interests in customers’ securities accounts in the depositories’ names on the books of DTC. Beneficial interests in the global securities will be held in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole but not in part, only to another nominee of DTC or to a successor to DTC or its nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants, which we refer to as direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system also is available to others, such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. We refer to those entities as indirect participants.

Purchases of notes under the DTC system must be made by or through direct participants, who receive a credit for the notes on DTC’s records.

The ownership interest of each actual purchaser of each note, who we refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through whom the beneficial owner entered into the transaction. Transfers of ownership interests in the notes will be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or another DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The direct and indirect participants remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the notes of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the notes to be redeemed unless the governing documents clearly indicate that a partial redemption processed through DTC will be treated by DTC, in accordance with its rules and procedures, as a “pro rata pass-through distribution of principal.”

Neither DTC, Cede & Co. nor any other DTC nominee will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts notes are credited on the record date.

Redemption proceeds, distributions and interest payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of such participant and not of DTC or its nominee, us or the trustee, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is the responsibility of us. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

DTC may discontinue providing its services as depository with respect to the notes at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, certificates representing the affected notes are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository with respect to the notes (subject to DTC’s or such successor securities depository’s procedures). In that event, certificates representing the notes will be printed and delivered. In the event that individual certificates are issued, holders of the notes will be able to receive payments, including principal and interest on the notes, and effect transfer of the notes at the offices of our paying and transfer agent.

Similar to DTC, Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear and Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear and Clearstream participant, either directly or indirectly.

Distributions with respect to notes held beneficially through Euroclear or Clearstream will be credited to the cash accounts of participants in Euroclear or Clearstream, as the case may be, in accordance with their respective procedures, to the extent received by the common depositary for Euroclear or Clearstream.

The information in this section concerning DTC, Euroclear and Clearstream have been obtained from sources that we believe to be reliable, but neither we nor the trustee take any responsibility for the accuracy of the information.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the participant in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositories. Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the notes settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following DTC settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the notes by Non-U.S. Holders (as defined herein) (except for the discussion under “—Substitution of the Issuer and the GIP Transaction,” which is applicable to all holders) that purchase the notes for cash pursuant to this offering at the initial sale price. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This summary does not address all of the tax considerations that may be relevant to Non-U.S. Holders subject to special tax treatment, such as insurance companies, financial institutions, broker-dealers, tax-exempt organizations, regulated investment companies, persons holding the notes as part of a straddle, hedge, conversion transaction or other integrated investment, partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) and their partners, “controlled foreign corporations,” “passive foreign investment companies,” persons who participate in a contemporaneous redemption of our outstanding indebtedness, certain former citizens and former long-term residents of the United States. In addition, this summary does not address any aspects of the Medicare contribution tax on net investment income, alternative minimum taxes, U.S. federal estate or gift tax considerations, state, local, or foreign tax laws or special timing rules prescribed under section 451(b) of the Code. This summary deals only with notes held as capital assets (generally, assets held for investment).

Non-U.S. Holders should consult their tax advisors as to the particular tax consequences to them of purchasing, owning, and disposing of the notes, including the application and effect of U.S. federal, state, local and foreign tax laws.

For purposes of this summary, a Non-U.S. Holder is a beneficial owner of the notes that is not, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) beneficially owns the notes, the treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A holder of the notes that is a partnership and partners in such partnership should consult their tax advisors as to the tax consequences to them of purchasing, owning and disposing of the notes.

Payments of Interest on the Notes

Subject to the discussions below concerning backup withholding and the Foreign Account Tax Compliance Act, a Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on the receipt of payments of interest on the notes; provided that:

•	the Non-U.S. Holder does not actually or constructively own 10% or more of our voting stock;

•	the Non-U.S. Holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and

•

the Non-U.S. Holder provides its name, address, and certain other information on an IRS Form W-8BEN or W-8BEN-E (or other applicable form), and certifies, under penalties of perjury, that it is not a United States person and neither we nor the paying agent (or other withholding agent) have actual knowledge or reason to know that the beneficial owner of the note is a United States person.

Alternatively, a Non-U.S. Holder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest on the notes if the holder establishes that such interest is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (generally, by providing an IRS Form W-8ECI). To the extent that such interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the Non-U.S. Holder will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate).

If a Non-U.S. Holder does not qualify for any of the exemptions described above, the Non-U.S. Holder will generally be subject to U.S. federal withholding tax on payments of stated interest, currently imposed at 30%. Under certain income tax treaties, the U.S. federal withholding rate on payments of interest may be reduced or eliminated, provided the Non-U.S. Holder complies with the applicable certification requirements (generally, by providing a properly completed IRS Form W-8BEN-E or W-8BEN). We will not pay additional amounts to Non-U.S. Holders in respect of any amounts withheld.

Sale, Exchange, Retirement, or Other Disposition of the Notes

Subject to the discussions below concerning backup withholding, a Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on the receipt of payments of principal on a note, or on any gain realized on the sale, exchange, retirement, or other taxable disposition (each, a “disposition”) of a note (other than any amount attributable to accrued but unpaid interest, which will be taxable in the manner described above under “—Payments of Interest on the Notes”), unless:

•

such gain or income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required under an applicable income tax treaty, is attributable to the Non-U.S. Holder’s permanent establishment or fixed base in the United States); or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

If the first exception applies, the Non-U.S. Holder will generally be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate). If the second exception applies, the Non-U.S. Holder will generally be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the notes) exceed capital losses allocable to U.S. sources.

Information Reporting and Backup Withholding

Payments of interest made by us or our paying agent on, and the proceeds from the sale or other disposition of, the notes will generally be subject to information reporting and U.S. federal backup withholding if a Non-U.S. Holder receiving such payment fails to comply with applicable United States information reporting or certification requirements. Such requirements are generally satisfied by providing a properly executed IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) as described above. Backup withholding is not an additional tax and any amount withheld under the backup withholding rules is generally allowable as a credit against the Non-U.S. Holder’s U.S. federal income tax liability; provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Withholding at a rate of 30% will generally be required in certain circumstances on interest payable on notes held by or through certain financial institutions (including investment funds), unless such institution

(i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain United States persons or by certain non-U.S. entities that are wholly or partially owned by United States persons and to withhold on certain payments, (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the United States authorities, or (iii) otherwise qualifies for an exemption. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, interest payable on notes held by an investor that is a non-financial non U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the withholding agent will in turn provide to the United States Department of the Treasury. An intergovernmental agreement between the United States and the applicable foreign country may modify these requirements. We will not pay additional amounts to Non-U.S. Holders in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of these rules on an investment in the notes.

Substitution of the Issuer and the GIP Transaction

As described in “Description of the Notes—Substitution of the Guarantor as Issuer” and “Description of the Notes—Guarantee of Notes,” BlackRock has the right, at its option, at any time, to be substituted for, and assume the obligations of, BlackRock Funding, and, if the GIP Transaction is not consummated, BlackRock Funding may merge with and into BlackRock, such that BlackRock would become the primary (and sole) obligor under the notes. In addition, as described in “Summary—The GIP Transaction,” pursuant to the GIP Transaction, BlackRock will merge with a recently formed direct wholly owned subsidiary of BlackRock Funding, with BlackRock surviving the merger as a direct wholly owned subsidiary of BlackRock Funding. The U.S. federal income tax treatment of a substitution or merger described above will generally depend on whether any such substitution or merger results in a “modification” of the terms of the notes that is “significant” within the meaning of applicable Treasury Regulations and, if a “significant modification” does occur, whether the deemed exchange qualifies as a “recapitalization” (within the meaning of the Code and applicable Treasury Regulations). The determination of whether a modification is “significant” is generally based on all the facts and circumstances. Although the matter is not free from doubt, we anticipate and, to the extent required, intend to take the position that any such substitution or merger will not result in a significant modification under these rules. However, each holder is urged to consult its tax advisor regarding the U.S. federal income tax considerations of any such substitution or merger.

UNDERWRITING

Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC are acting as the representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement between BlackRock Funding, BlackRock and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from BlackRock Funding, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of 2027 Notes	Principal Amount of 2035 Notes	Principal Amount of 2055 Notes
Morgan Stanley & Co. LLC	$73,600,000	$46,000,000	$110,400,000
J.P. Morgan Securities LLC	$73,600,000	$46,000,000	$110,400,000
BofA Securities, Inc.	$73,600,000	$46,000,000	$110,400,000
Wells Fargo Securities, LLC	$73,600,000	$46,000,000	$110,400,000
Barclays Capital Inc.	$73,600,000	$46,000,000	$110,400,000
Deutsche Bank Securities Inc.	$73,600,000	$46,000,000	$110,400,000
HSBC Securities (USA) Inc.	$73,600,000	$46,000,000	$110,400,000
BNP Paribas Securities Corp.	$52,400,000	$32,750,000	$78,600,000
Citigroup Global Markets Inc.	$52,400,000	$32,750,000	$78,600,000
Goldman Sachs & Co. LLC	$52,400,000	$32,750,000	$78,600,000
RBC Capital Markets, LLC	$10,400,000	$6,500,000	$15,600,000
ICBC Standard Bank Plc	$10,000,000	$6,250,000	$15,000,000
Loop Capital Markets LLC	$10,000,000	$6,250,000	$15,000,000
Mischler Financial Group, Inc.	$10,000,000	$6,250,000	$15,000,000
Mizuho Securities USA LLC	$10,000,000	$6,250,000	$15,000,000
SG Americas Securities, LLC	$10,000,000	$6,250,000	$15,000,000
BBVA Securities Inc.	$7,600,000	$4,750,000	$11,400,000
NatWest Markets Securities Inc.	$7,600,000	$4,750,000	$11,400,000
TD Securities (USA) LLC	$7,600,000	$4,750,000	$11,400,000
U.S. Bancorp Investments, Inc.	$7,600,000	$4,750,000	$11,400,000
Commerz Markets LLC	$4,400,000	$2,750,000	$6,600,000
ING Financial Markets LLC	$4,400,000	$2,750,000	$6,600,000
Natixis Securities Americas LLC	$4,400,000	$2,750,000	$6,600,000
SMBC Nikko Securities America, Inc.	$4,400,000	$2,750,000	$6,600,000
Academy Securities, Inc.	$3,200,000	$2,000,000	$4,800,000
Cabrera Capital Markets LLC	$3,200,000	$2,000,000	$4,800,000
CastleOak Securities, L.P.	$3,200,000	$2,000,000	$4,800,000
R. Seelaus & Co., LLC	$3,200,000	$2,000,000	$4,800,000
Samuel A. Ramirez & Company, Inc.	$3,200,000	$2,000,000	$4,800,000
Siebert Williams Shank & Co., LLC	$3,200,000	$2,000,000	$4,800,000

Total	$800,000,000	$500,000,000	$1,200,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriter may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the notes to certain dealers at such prices less concessions not in excess of 0.150% of the principal amount of the 2027 notes, less concessions not in excess of 0.250% of the principal amount of the 2035 notes and less concessions not in excess of 0.450% of the principal amount of the 2055 notes. The underwriters may allow, and the dealers may reallow, a discount on the notes to other dealers not in excess of 0.075% the principal amount of the 2027 notes, 0.125% of the principal amount of the 2035 notes and 0.225% of the principal amount of the 2055 notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to BlackRock Funding.

	Per 2027 Note	2027 Notes Total	Per 2035 Note	2035 Notes Total	Per 2055 Note	2055 Notes Total
Public Offering Price(1)	99.997%	$799,976,000	99.599%	$497,995,000	99.720%	$1,196,640,000
Underwriting Discount	0.250%	$2,000,000	0.450%	$2,250,000	0.750%	$9,000,000
Proceeds, before Expenses, to BlackRock Funding	99.747%	$797,976,000	99.149%	$495,745,000	98.970%	$1,187,640,000

(1)	Plus accrued interest, if any, from July 26, 2024.

The expenses of the offering, not including the underwriting discount, are estimated at $5.0 million and are payable by us.

Price Stabilization and Penalty Bids

In connection with the offering of the notes, the underwriters (or persons acting on behalf of any underwriter(s)) may purchase and sell the notes in the open market. These transactions may include overallotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market prices of the notes while the offering is in progress. There is no assurance that the underwriter(s) (or persons acting on behalf of any underwriter) will undertake stabilization action. Such stabilization, if begun, must be brought to an end after a limited period. Any stabilization action or overallotment must be conducted by the relevant underwriter(s) (or person(s) acting on behalf of any underwriter(s)) in accordance with all applicable laws and rules.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market prices of the notes. They may also cause the prices of the notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Other Relationships

The underwriters and their affiliates have provided, and may in the future provide, investment banking, commercial lending, financial advisory and other services for us. The underwriters have received customary fees and expenses for these services. In particular, certain of the underwriters and/or their affiliates are dealers under BlackRock’s commercial paper program. In addition, certain of the underwriters and/or their affiliates are lenders under BlackRock’s $5.4 billion revolving credit facility maturing in 2029.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Notes constituting part of its allotment solely outside the United States.

Delayed Settlement

We expect that delivery of the notes will be made to investors on or about the seventh business day following the date of the pricing of the notes (“T+7”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, investors who wish to trade notes prior to one business day before delivery may be required, by virtue of the fact that the notes initially will settle in T+7, to specify alternative settlement arrangements to prevent a failed settlement. Investors who wish to trade the notes prior to one business day before their date of delivery hereunder should consult their advisors.

Selling Restrictions

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The notes may not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes:

(a)	a retail investor means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II;

(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the Prospectus Regulation, and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any member state of the EEA or the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	a retail investor means a person who is one (or more) of the following:

(i)	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA;

(ii)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA, and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by the UK PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The communication of this prospectus supplement and the accompanying prospectus is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Order or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (e) of the Order (all such persons falling within (i)-(iii) together being referred to as “relevant persons”). The notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus, or any of their contents.

Each underwriter has represented, warranted and agreed that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of the FSMA does not apply to BlackRock; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes have not been and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the notes have been or will be issued or may be in the possession of any person for the purpose of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Japan

The notes offered by this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The notes offered by this prospectus supplement have not been and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (meaning any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

Each of the underwriters has acknowledged that this prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act 2001 (2020 Revised Edition) of Singapore (as modified and/or amended from time to time, including by such of its subsidiary legislation as may be applicable at the relevant time) (the “SFA”). Accordingly, each of the underwriters has represented, warranted and undertaken that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not issued, circulated or distributed, nor will it issue, circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, nor may the notes be issued, circulated or distributed, offered, sold or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(i)

to an institutional investor or to a relevant person (as defined in Section 275(2) of the SFA) or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(c)(ii) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Singapore SFA Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), unless otherwise specified before an offer of notes, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

The People’s Republic of China

The underwriters have represented and undertaken that the offer of the notes is not an offer of securities within the meaning of the People’s Republic of China (“PRC”) Securities Law or other pertinent laws and regulations of the PRC and the notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the PRC (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan) (a) by means of any advertisement, invitation, document or activity which is directed at, or the contents of which are likely to be accessed or read by, the public in the PRC, (b) to any person within the PRC, (c) to residents of the PRC, or (d) to any person for re-offering, resale or redelivery to any person within the PRC, except as permitted by the securities laws of the PRC.

This prospectus supplement and the accompanying prospectus, any offering material relating to the notes or any information contained herein or the notes (i) has not been filed with or approved by, verified by or registered with any relevant PRC authorities, thus (ii) may not be circulated in the PRC or used in connection with any offer for the subscription or sale of the notes in the PRC, and (iii) does not constitute an offer to sell or subscribe, or the solicitation of an offer to buy, directly or indirectly, any notes in the PRC to, or for the benefit of, any legal or natural persons in the PRC.

The notes may only be invested in by PRC investors that are authorized to engage in the investment in the notes of the type being offered or sold. Investors in the PRC are responsible for obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, those which may be required by the People’s Bank of China, the China Securities Regulatory Commission, the State Administration of Foreign Exchange, the China Banking and Insurance Regulatory Commission, and/or other relevant regulatory bodies, and complying with all relevant PRC laws and regulations, including, but not limited to, all relevant foreign exchange regulations and/or securities investment regulations.

South Korea

The notes have not been and will not be registered with the Financial Services Commission of the Republic of Korea (“South Korea”) for public offering in South Korea under the Financial Investment Services and Capital Markets Act of Korea and its subordinate decrees and regulations (collectively, the “FSCMA”). The notes may not be offered, sold or delivered, directly or indirectly, or offered or sold to any person for re-offering or resale or re-delivery, directly or indirectly, in South Korea or to, or for the account or benefit of, any resident of South Korea (as defined in the Foreign Exchange Transaction Law of Korea and the subordinate decrees and regulations thereunder (collectively, the “FETL”)) except pursuant to the applicable laws and regulations of South Korea, including the FSCMA and the FETL. Furthermore, the notes may not be resold to South Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with their purchase of the notes.

Each agent has represented and agreed that it has not offered, sold or delivered the notes, directly or indirectly, or offered or sold the notes to any person for re-offering or resale or re-delivery, directly or indirectly, in South Korea or to, or for the account or benefit of, any resident of South Korea and will not offer, sell or deliver the notes, directly or indirectly, or offer or sell the notes to any person for re-offering or resale or re-delivery, directly or indirectly, in South Korea or to any resident of South Korea, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FSCMA, the FETL and other relevant laws and regulations of South Korea.

Taiwan

The notes have not been and will not be registered, filed with, or approved by the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or other regulatory authority or agency of Taiwan pursuant to relevant securities laws and regulations of Taiwan. The notes have not been and will not be issued, offered or sold, directly or indirectly, in Taiwan to investors other than “professional investors” as defined under Article 4 of the Financial Consumer Protection Act of Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan, or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan, unless otherwise permitted by the laws and regulations of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan, unless otherwise permitted by laws and regulations of Taiwan.

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA or Article 652a or Article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

VALIDITY OF THE NOTES

The validity of the notes and the note guarantees will be passed upon for BlackRock by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and will be passed upon for the underwriters by Cleary Gottlieb Steen  & Hamilton LLP, New York, New York.

EXPERTS

The financial statements of BlackRock as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus supplement by reference to BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of BlackRock’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

BlackRock is subject to the reporting requirements of the Exchange Act, under which BlackRock files annual, quarterly and special reports, proxy statements and other information with the SEC. BlackRock makes available through their website at www.blackrock.com, BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed or furnished to the SEC. The information provided on BlackRock’s website is not part of this prospectus supplement and, therefore, is not incorporated herein by reference. BlackRock’s SEC filings are also available to the public on the SEC’s website at www.sec.gov.

We incorporate by reference into this prospectus supplement the documents listed below and any future filings BlackRock makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this prospectus supplement from the date of filing (excluding any information furnished, rather than filed), until all of the notes to which this prospectus supplement relates have been distributed or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus supplement. Any statement in a document incorporated by reference into this prospectus supplement will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus supplement or (2) any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes such statement.

This prospectus supplement incorporates by reference the documents listed below:

•	BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 23, 2024;

•	BlackRock’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 7, 2024;

•

BlackRock’s Current Reports on Form 8-K, filed with the SEC on January 12, 2024 (with respect to items 3.02 and 8.01 only), March 6, 2024, March 14, 2024, March 15, 2024, March 28, 2024, May 17, 2024, May 31, 2024, July 1, 2024 (with respect to item 8.01 only) and July 17, 2024; and

•

portions of BlackRock’s definitive Proxy Statement on Schedule 14A filed with the SEC on April  4, 2024 (excluding any portions that were not incorporated by reference into Part III of BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2023).

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus supplement. You should direct requests for documents by writing to:

BlackRock, Inc.

50 Hudson Yards

New York, New York 10001

Tel.: (212) 810-5800

Attention: Corporate Secretary

No person is authorized to give any information or represent anything not contained in this prospectus supplement, the accompanying prospectus and any applicable pricing supplement. We are only offering the notes in places where sales of the notes are permitted. The information contained in this prospectus supplement, the accompanying prospectus and any applicable pricing supplement, as well as information incorporated by reference herein, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may change after that date.

Prospectus

BlackRock, Inc.

Debt Securities

Preferred Stock

Common Stock

Warrants

Subscription Rights

Guarantees

BlackRock Funding, Inc.

Debt Securities

BlackRock, Inc. (“BlackRock”) may offer from time to time to sell (i) unsecured senior or subordinated debt securities, (ii) preferred stock, (iii) common stock, (iv) warrants to purchase debt securities, preferred stock or common stock, (v) subscription rights to purchase debt securities, preferred stock or common stock or (vi) guarantees of debt securities. BlackRock Funding, Inc., a direct wholly owned subsidiary of BlackRock (“BlackRock Funding”), may offer from time to time to sell unsecured senior debt securities, which will be fully and unconditionally guaranteed by BlackRock.

We will provide the terms of these securities in supplements to this prospectus.

In addition, selling stockholders to be named in a prospectus supplement may offer shares of BlackRock’s common stock from time to time.

To the extent that any selling stockholder resells any BlackRock securities, the selling stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the terms of the securities being offered.

You should read this prospectus and any prospectus supplement before you invest.

The common stock of BlackRock is listed on the New York Stock Exchange under the symbol “BLK.” If we decide to seek a listing of any securities offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Our principal office is located at 50 Hudson Yards, New York, New York 10001. Our telephone number is (212) 810-5800.

Investing in our securities involves risk. See “RiskFactors” beginning on page4 and the documents incorporated herein by reference.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 9, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, BlackRock, BlackRock Funding and/or the selling stockholders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities BlackRock, BlackRock Funding and/or the selling stockholders may offer. We will provide the terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” on page 5.

As used in this prospectus, “BlackRock,” “the Company,” “we,” “our,” “ours,” and “us” refer to BlackRock, Inc. and its consolidated subsidiaries, including BlackRock Funding, Inc., and “our board of directors” refers to the board of directors of BlackRock, Inc., except where the context otherwise requires or as otherwise clearly indicated. References in this prospectus to “BlackRock Funding” refer to BlackRock Funding, Inc.

BLACKROCK, INC.

BlackRock, Inc. (NYSE: BLK) is a leading publicly traded investment management firm with $10.0 trillion of assets under management (“AUM”) at December 31, 2023. With approximately 19,800 employees in more than 30 countries who serve clients in over 100 countries across the globe, BlackRock provides a broad range of investment management and technology services to institutional and retail clients worldwide.

BlackRock’s diverse platform of alpha-seeking active, index and cash management investment strategies across asset classes enables the Company to offer choice and tailor investment and asset allocation solutions for clients. Product offerings include single- and multi-asset portfolios investing in equities, fixed income, alternatives and money market instruments. Products are offered directly and through intermediaries in a variety of vehicles, including open-end and closed-end mutual funds, iShares® and BlackRock exchange-traded funds (“ETFs”), separate accounts, collective trust funds and other pooled investment vehicles. BlackRock also offers technology services, including the investment and risk management technology platform, Aladdin®, Aladdin Wealth, eFront, and Cachematrix, as well as advisory services and solutions to a broad base of institutional and wealth management clients. The Company is highly regulated and manages its clients’ assets as a fiduciary. The Company does not engage in proprietary trading activities that could conflict with the interests of its clients.

BlackRock serves a diverse mix of institutional and retail clients across the globe. Clients include tax-exempt institutions, such as defined benefit and defined contribution pension plans, charities, foundations and endowments; official institutions, such as central banks, sovereign wealth funds, supranationals and other government entities; taxable institutions, including insurance companies, financial institutions, corporations and third-party fund sponsors, and retail intermediaries.

BlackRock maintains a significant global sales and marketing presence that is focused on establishing and maintaining retail and institutional investment management and technology service relationships by marketing its services to investors directly and through third-party distribution relationships, including financial professionals and pension consultants.

BlackRock is a Delaware corporation and was incorporated under the laws of the State of Delaware on February 13, 2006. BlackRock’s principal executive office is located at 50 Hudson Yards, New York, New York 10001. The registered office of BlackRock is located at 251 Little Falls Drive, City of Wilmington, County of New Castle, State of Delaware 19808. BlackRock’s telephone number is (212) 810-5800.

BLACKROCK FUNDING, INC.

BlackRock Funding is a recently formed, direct wholly owned subsidiary of BlackRock. On January 12, 2024, BlackRock announced that it had entered into a definitive agreement (the “Transaction Agreement”) to acquire 100% of the business and assets of Global Infrastructure Management, LLC (referred to herein as Global Infrastructure Partners (“GIP”)), a leading independent infrastructure fund manager, for a total consideration of $3 billion in cash and approximately 12 million shares of common stock. Approximately 30% of the total consideration, all in stock, will be deferred and is expected to be issued in approximately five years, subject to the satisfaction of certain post-closing events. The closing of the GIP Transaction (as defined herein) is subject to customary conditions, including, among others, the receipt of specified regulatory approvals. The shares of common stock will be issued in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The GIP Transaction is currently expected to close in the third quarter of 2024.

Pursuant to the Transaction Agreement, BlackRock will acquire the business and assets of GIP by first effecting a merger in accordance with Section 251(g) of the Delaware General Corporation Law. BlackRock will merge with a recently formed direct wholly owned subsidiary (“Merger Sub”) of BlackRock Funding, with BlackRock surviving the merger as a direct wholly owned subsidiary of BlackRock Funding (the “BlackRock Merger”). Each share of common stock, $0.01 par value per share, of BlackRock issued and outstanding immediately prior to the closing of the BlackRock Merger (other than shares of common stock held in treasury by BlackRock not held on behalf of a third party, which shares will be cancelled) will be converted into one share of common stock, $0.01 par value per share, of BlackRock Funding. Following the BlackRock Merger, BlackRock Funding will become the publicly listed company with the name “BlackRock, Inc.” and will acquire all of the issued and outstanding limited liability company interests of GIP. Following the completion of the GIP Transaction, BlackRock will be renamed “BlackRock Finance, Inc.” and will be a wholly owned subsidiary of BlackRock Funding (which will have been renamed “BlackRock, Inc.”). The acquisition of the equity interests of GIP, including the BlackRock Merger, is referred to, collectively, as the “GIP Transaction.”

BlackRock intends to fund substantially all of the cash consideration with the proceeds of BlackRock Funding’s registered public offering of $500 million aggregate principal amount of 4.700% Notes due 2029, $1 billion aggregate principal amount of 5.000% Notes due 2034 and $1.5 billion aggregate principal amount of 5.250% Notes due 2054 (collectively, the “BlackRock Funding Notes”) that was consummated on March 14, 2024. The BlackRock Funding Notes are BlackRock Funding’s unsecured and unsubordinated debt obligations and are fully and unconditionally guaranteed, on a senior unsecured basis, by BlackRock.

Following the completion of the GIP Transaction, BlackRock Funding is expected to provide senior unsecured guarantees to the outstanding senior notes previously issued by BlackRock, while BlackRock’s existing commercial paper program is expected to be amended to, among other things, transfer certain obligations of BlackRock to BlackRock Funding with guarantees by BlackRock. BlackRock’s existing credit facility was amended on March 12, 2024 (the “Credit Facility Amendment”), to, among other things, (i) permit the GIP Transaction, (ii) add BlackRock Funding as a borrower under the credit facility, and (iii) add BlackRock Funding as a guarantor of the payment and performance of the obligations, liabilities and indebtedness of BlackRock and certain of its other subsidiaries under the credit facility. Going forward, new corporate indebtedness is expected to be issued by BlackRock Funding and to be guaranteed by BlackRock, such that all existing and new senior indebtedness of BlackRock and BlackRock Funding will be pari passu in right of payment.

BlackRock Funding and Merger Sub are newly formed subsidiaries of BlackRock formed in connection with the GIP Transaction and currently have no operating assets or operations. No historical information relating to BlackRock Funding is presented or incorporated by reference into this prospectus. See “Where You Can Find More Information.”

BlackRock Funding is a Delaware corporation and was incorporated under the laws of the State of Delaware on January 8, 2024. BlackRock Funding’s principal executive office is located at 50 Hudson Yards, New York, New York 10001. The registered office of BlackRock Funding is located at 251 Little Falls Drive, City of Wilmington, County of New Castle, State of Delaware 19808. BlackRock Funding’s telephone number is (212) 810-5800.

CAPITAL STRUCTURE—CURRENT AND POST GIP TRANSACTION

The following is an abbreviated illustration of our capital structure, both currently and following the completion of the GIP Transaction:

RISK FACTORS

You should consider the specific risks described in BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2023, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in BlackRock’s other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including BlackRock’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” in this prospectus. You should also carefully review the cautionary statement in this prospectus referred to under “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

BlackRock has previously disclosed risk factors in its SEC reports. These risk factors and those identified elsewhere in this prospectus, including in any accompanying prospectus supplement, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of AUM; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) BlackRock’s ability to develop new products and services that address client preferences; (5) the impact of increased competition; (6) the impact of future acquisitions or divestitures, including the acquisition of GIP; (7) BlackRock’s ability to integrate acquired businesses successfully, including GIP; (8) risks related to the GIP Transaction, including the possibility that the GIP Transaction does not close, the failure to satisfy the closing conditions, the possibility that expected synergies and value creation from the GIP Transaction will not be realized, or will not be realized within the expected time period, and impacts to business and operational relationships related to disruptions from the GIP Transaction; (9) the unfavorable resolution of legal proceedings; (10) the extent and timing of any share repurchases; (11) the impact, extent and timing of technological changes and the adequacy of intellectual property, data, information and cybersecurity protection; (12) the failure to effectively manage the development and use of artificial intelligence; (13) attempts to circumvent BlackRock’s operational control environment or the potential for human error in connection with BlackRock’s operational systems; (14) the impact of legislative and regulatory actions and reforms, regulatory, supervisory or enforcement actions of government agencies and governmental scrutiny relating to BlackRock; (15) changes in law and policy and uncertainty pending any such changes; (16) any failure to effectively manage conflicts of interest; (17) damage to BlackRock’s reputation; (18) increasing focus from stakeholders regarding ESG matters; (19) geopolitical unrest, terrorist activities, civil or international hostilities, and other events outside BlackRock’s control, including wars, natural disasters and health crises, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (20) climate-related risks to BlackRock’s business, products, operations and clients; (21) the ability to attract, train and retain highly qualified and diverse professionals; (22) fluctuations in the carrying value of BlackRock’s economic investments; (23) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products, which could affect the value proposition to clients and, generally, the tax position of the Company; (24) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (25) the failure by key third-party providers of BlackRock to fulfill their obligations to the Company; (26) operational, technological and regulatory risks associated with BlackRock’s major technology partnerships; (27) any disruption to the operations of third parties whose functions are integral to BlackRock’s ETF platform; (28) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (29) the impact of problems, instability or failure of other financial institutions or the failure or negative performance of products offered by other financial institutions.

You should carefully read the risk factors described in “Risk Factors” in the documents incorporated by reference in this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

BlackRock is subject to the reporting requirements of the Exchange Act, under which BlackRock files annual, quarterly and special reports, proxy statements and other information with the SEC. BlackRock makes available through its website at https://www.blackrock.com, BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed or furnished to the SEC. The information provided on BlackRock’s website is not part of this prospectus and, therefore, is not incorporated herein by reference. BlackRock’s SEC filings are also available to the public on the SEC’s website at https://www.sec.gov.

We incorporate by reference into this prospectus the documents listed below and any future filings BlackRock makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

•	BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 23, 2024;

•	BlackRock’s Current Reports on Form 8-K filed with the SEC on January 12, 2024 (with respect to items 3.02 and 8.01 only), March 6, 2024, March 14, 2024, March 15, 2024 and March 28, 2024;

•

Portions of BlackRock’s definitive Proxy Statement on Schedule 14A filed with the SEC on April 4, 2024 (excluding any portions that were not incorporated by reference into Part III of BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2023); and

•

The description of BlackRock’s common stock contained in BlackRock’s registration statement on BlackRock’s predecessor, BlackRock Holdco 2, Inc.’s (formerly BlackRock, Inc.) Form 8-A, filed on September 15, 1999, as updated by the description of BlackRock’s common stock contained in Exhibit 4.12 to the Form 10-Q for the quarter ended March 31, 2022 and including any amendments or reports filed for the purpose of updating such description.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. You should direct requests for documents by writing to:

BlackRock, Inc.

50 Hudson Yards

New York, New York 10001

Tel.: (212) 810-5800

Attention: Corporate Secretary

No person is authorized to give any information or represent anything not contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering of securities, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe such purpose in the related prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling stockholder.

DESCRIPTION OF DEBT SECURITIES OF BLACKROCK, INC.

In this “Description of Debt Securities of BlackRock, Inc.” section, references to “BlackRock” refer to BlackRock, Inc. and its successors, as the issuer of debt securities that may be offered hereunder. References to the “BlackRock Funding” refer to BlackRock Funding, Inc. and its successors.

This prospectus describes certain general terms and provisions of the debt securities of BlackRock. BlackRock’s debt securities will constitute either unsecured senior debt or unsecured subordinated debt. BlackRock will issue debt securities that will be senior debt under an indenture between BlackRock and The Bank of New York Mellon, as trustee (the “senior indenture”), dated September 17, 2007. BlackRock will issue debt securities that will be subordinated debt under an indenture between BlackRock and The Bank of New York Mellon, as trustee (“subordinated indenture”). This “Description of Debt Securities of BlackRock, Inc.” refers to the senior indenture and the subordinated indenture individually as the “indenture” and collectively as the “indentures.” The term “trustee” refers to the trustee under each indenture, as appropriate.

The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated indenture. The following summary of the material provisions of the indentures and the debt securities is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indentures, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part. BlackRock urges you to read the indenture that is applicable to you because it, and not the summary below, defines your rights as a holder of debt securities. You can obtain copies of the indentures by following the directions described under the heading “Where You Can Find More Information” on page 5.

Following the completion of the GIP Transaction, BlackRock Funding is expected to provide senior unsecured guarantees to the outstanding senior notes previously issued by BlackRock, while BlackRock’s existing commercial paper program is expected to be amended to, among other things, transfer certain obligations of BlackRock to BlackRock Funding with guarantees by BlackRock. On March 12, 2024, BlackRock and BlackRock Funding entered into the Credit Facility Amendment to, among other things, (i) permit the GIP Transaction, (ii) add BlackRock Funding as a borrower under the credit facility, and (iii) add BlackRock Funding as a guarantor of the payment and performance of the obligations, liabilities and indebtedness of BlackRock and certain of its other subsidiaries under the credit facility. Going forward, new corporate indebtedness is expected to be issued by BlackRock Funding and to be guaranteed by BlackRock, such that all existing and new senior indebtedness of BlackRock and BlackRock Funding will be pari passu in right of payment. Any such guarantees shall be subject to terms and conditions as are set forth in such guarantees and related indentures.

General

The senior debt securities will rank equally in right of payment with all of BlackRock’s other unsubordinated debt. The subordinated debt securities will be subordinated in right of payment to BlackRock’s “Senior Indebtedness.” For additional information, see “—Subordination” below. As of December 31, 2023, on a pro forma basis after giving effect to the issuance of the BlackRock Funding Notes, an aggregate carrying value of approximately $7.92 billion of debt securities was outstanding under the senior indenture and BlackRock guaranteed, on a senior unsecured basis, an aggregate carrying value of approximately $2.96 billion under the BlackRock Funding Notes. As of December 31, 2023, none of BlackRock’s existing debt would have been subordinated to the senior debt securities and none of such debt would have ranked equally in right of payment with any subordinated debt securities offered pursuant to this registration statement. The indentures do not limit the amount of debt, either secured or unsecured, which may be issued by BlackRock or BlackRock’s subsidiaries (including BlackRock Funding) under the indentures or otherwise. The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates. Since BlackRock is a holding company, the right of BlackRock, and hence the rights of the creditors and securityholders of BlackRock, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is accordingly subject to prior claims of creditors of the subsidiary, except to the extent that claims of BlackRock itself as a creditor of the subsidiary may be recognized. The indentures do not prohibit BlackRock or BlackRock’s subsidiaries (including BlackRock Funding) from incurring debt or agreeing to limitations on their ability to pay dividends or make other distributions to BlackRock.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which BlackRock will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive periods during which interest payment periods may be extended;

•

whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which BlackRock will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•

if BlackRock possesses the option to do so, the periods within which and the prices at which BlackRock may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•

BlackRock’s obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which BlackRock will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•

the portion, or methods of determining the portion, of the principal amount of the debt securities which BlackRock must pay upon the acceleration of the maturity of the debt securities in connection with a BlackRock Event of Default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which BlackRock will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•

any deletions from, modifications of or additions to the BlackRock Events of Default or BlackRock’s covenants with respect to the applicable series of debt securities, and whether or not such BlackRock Events of Default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on BlackRock’s ability to incur debt, redeem stock, sell BlackRock’s assets or other restrictions;

•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for BlackRock’s common stock, preferred stock or property;

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of a BlackRock Event of Default;

•	the depositary for global or certificated debt securities;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

•

to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•

if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined); and

•

if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing Senior Indebtedness.

Under the subordinated indenture, “Senior Indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

•

the principal of (and premium, if any) and interest due on BlackRock’s indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by BlackRock;

•	all of BlackRock’s capital lease obligations;

•	any of BlackRock’s obligations as lessee under leases required to be capitalized on the statement of financial condition of the lessee under generally accepted accounting principles;

•	all of BlackRock’s obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•

all of BlackRock’s obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements; and

•	all obligations of the types referred to above of other persons for the payment of which BlackRock is responsible or liable as obligor, guarantor or otherwise.

However, Senior Indebtedness does not include:

•

all obligations of the types referred to under “Subordination” above of other persons secured by any lien on any property or asset of BlackRock’s (whether or not such obligation is assumed by BlackRock).

•

any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of BlackRock’s indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

•	any of BlackRock’s indebtedness in respect of the subordinated debt securities;

•	any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

•	any of BlackRock’s indebtedness to any subsidiary; and

•	any liability for federal, state, local or other taxes owed or owing by BlackRock.

Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if BlackRock defaults in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, BlackRock will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, BlackRock will pay in full all Senior Indebtedness before BlackRock makes any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of BlackRock, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by BlackRock for the benefit of creditors; or

•	any other marshaling of BlackRock’s assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

The subordinated indenture does not limit the issuance of additional Senior Indebtedness.

Consolidation, Merger, Sale of Assets and Other Transactions

BlackRock may not merge with or into or consolidate with another person or sell, assign, transfer, lease or convey all or substantially all of BlackRock’s properties and assets to any other person (other than a direct or indirect wholly owned subsidiary of BlackRock) and BlackRock may not permit any person (other than a direct or indirect wholly owned Subsidiary of BlackRock) to merge with or into or consolidate with BlackRock or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to BlackRock, unless:

•

BlackRock is the surviving corporation or the corporation, partnership or trust formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than BlackRock, is organized under the laws of the United States, any state of the United States or the District of Columbia and has expressly assumed by supplemental indenture all of BlackRock’s obligations under the indentures;

•

immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of BlackRock or any subsidiary as a result of such transaction as having been incurred by BlackRock or such subsidiary at the time of such transaction, no BlackRock Event of Default, and no event which, after notice or lapse of time or both, would become a BlackRock Event of Default, shall have happened and be continuing;

•

if properties or assets of BlackRock would become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the indentures, BlackRock takes such steps as shall be necessary effectively to secure the debt securities equally and ratably with (or prior to) all indebtedness secured thereby; and

•

BlackRock delivers to the trustee an officers’ certificate stating that such consolidation, merger, conveyance, transfer or lease comply with the indentures and that all conditions precedent herein provided for relating to such transaction have been complied with and, if a supplemental indenture is required in connection with such transaction, an officers’ certificate and an opinion of counsel stating that such supplemental indenture complies with the indentures.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “BlackRock Events of Default” under the indentures with respect to each series of debt securities:

•	BlackRock’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•

BlackRock’s failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	BlackRock’s failure to observe or perform any other of BlackRock’s covenants or agreements with respect to such debt securities for 60 days after BlackRock receives notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of BlackRock; and

•	any other BlackRock Event of Default provided with respect to securities of that series.

If a BlackRock Event of Default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of a BlackRock Event of Default involving certain events of bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all BlackRock Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any BlackRock Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture or result in the incurrence of liability by the trustee and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of a BlackRock Event of Default and of the continuance thereof with respect to the debt securities of such series specifying a BlackRock Event of Default, as required under the applicable indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, (iii) the trustee shall not have instituted such action within 60 days of such request and (iv) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

BlackRock is required to furnish annually to the trustee statements as to BlackRock’s compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

BlackRock may discharge or defease BlackRock’s obligations under the indentures as set forth below, unless otherwise indicated in the applicable prospectus supplement.

BlackRock may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture that have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be and BlackRock has paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, BlackRock may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“defeasance”) or (ii) to be released from BlackRock’s obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, BlackRock must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, BlackRock shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed BlackRock that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

BlackRock may exercise BlackRock’s defeasance option with respect to such debt securities notwithstanding BlackRock’s prior exercise of BlackRock’s covenant defeasance option.

Modification and Waiver

Under the indentures, BlackRock and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. BlackRock and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•

change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults; or

•	modify any of the above provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive BlackRock’s compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as BlackRock may designate for such purpose from time to time. Notwithstanding the foregoing, at BlackRock’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by BlackRock will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by BlackRock for the debt securities of a particular series will be named in the applicable prospectus supplement. BlackRock may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that BlackRock will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by BlackRock to a paying agent or held by BlackRock in trust for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to BlackRock upon request, and the holder of such debt security thereafter may look only to BlackRock for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•

DTC notifies BlackRock that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	BlackRock determines, in BlackRock’s sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by BlackRock under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Trustee

The trustee under the indentures is The Bank of New York Mellon.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for BlackRock’s common stock, preferred stock or other debt securities issued by BlackRock. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at BlackRock’s option. These provisions may allow or require the number of shares of BlackRock’s common stock, shares of preferred stock or debt securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF DEBT SECURITIES OF BLACKROCK FUNDING, INC. AND BLACKROCK GUARANTEE

In this “Description of Debt Securities of BlackRock Funding, Inc. and BlackRock Guarantee” section, references to “BlackRock Funding” refer to BlackRock Funding, Inc. and its successors, as the issuer of debt securities that may be offered hereunder. References to “BlackRock” refer to BlackRock, Inc. and its successors.

This prospectus describes certain general terms and provisions of the debt securities of BlackRock Funding. BlackRock Funding’s debt securities will constitute unsecured senior debt. BlackRock Funding will issue debt securities that will be senior debt under the indenture, dated as of March 14, 2024, among BlackRock Funding, BlackRock and The Bank of New York Mellon, as trustee (the “senior funding indenture”). This “Description of Debt Securities of BlackRock Funding, Inc. and BlackRock Guarantee” refers to the senior funding indenture as the “indenture.” The term “trustee” refers to the trustee under the indenture. Any debt securities of BlackRock Funding that may be offered hereunder will be fully and unconditionally guaranteed by BlackRock. See “—Guarantee of Debt Securities.”

The indenture is subject to and governed by the Trust Indenture Act. The following summary of the material provisions of the indenture and the debt securities is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part. BlackRock Funding urges you to read the indenture because it, and not the summary below, defines your rights as a holder of debt securities. You can obtain a copy of the indenture by following the directions described under the heading “Where You Can Find More Information” on page 5.

Following the completion of the GIP Transaction, BlackRock Funding is expected to provide senior unsecured guarantees to the outstanding senior notes previously issued by BlackRock, while BlackRock’s existing commercial paper program is expected to be amended to, among other things, transfer certain obligations of BlackRock to BlackRock Funding with guarantees by BlackRock. On March 12, 2024, BlackRock and BlackRock Funding entered into the Credit Facility Amendment to, among other things, (i) permit the GIP Transaction, (ii) add BlackRock Funding as a borrower under the credit facility, and (iii) add BlackRock Funding as a guarantor of the payment and performance of the obligations, liabilities and indebtedness of BlackRock and certain of its other subsidiaries under the credit facility. Going forward, new corporate indebtedness is expected to be issued by BlackRock Funding and to be guaranteed by BlackRock, such that all existing and new senior indebtedness of BlackRock and BlackRock Funding will be pari passu in right of payment. Any such guarantees shall be subject to terms and conditions as are set forth in such guarantees and related indentures.

General

The senior debt securities will rank equally in right of payment with all of BlackRock Funding’s other unsubordinated debt. The indenture will not limit the amount of debt, either secured or unsecured, which may be issued by BlackRock Funding or BlackRock Funding’s subsidiaries (which, following completion of the GIP Transaction, will include BlackRock) under the indenture or otherwise. The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates. The indenture does not prohibit BlackRock Funding or BlackRock Funding’s subsidiaries (which, following completion of the GIP Transaction, will include BlackRock) from incurring debt or agreeing to limitations on their ability to pay dividends or make other distributions to BlackRock Funding.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which BlackRock Funding will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive periods during which interest payment periods may be extended;

•

whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which BlackRock Funding will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

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if BlackRock Funding possesses the option to do so, the periods within which and the prices at which BlackRock Funding may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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BlackRock Funding’s obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which BlackRock Funding will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

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the portion, or methods of determining the portion, of the principal amount of the debt securities which BlackRock Funding must pay upon the acceleration of the maturity of the debt securities in connection with a BlackRock Funding Event of Default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which BlackRock Funding will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•

any deletions from, modifications of or additions to the BlackRock Funding Events of Default or BlackRock Funding’s covenants with respect to the applicable series of debt securities, and whether or not such BlackRock Funding Events of Default or covenants are consistent with those contained in the applicable indenture;

•

the guarantors (including BlackRock), if any, of the debt securities, and the extent of the guarantees (including provisions relating to seniority, subordination, and the release of any guarantor, including BlackRock), if any, and any additions or changes to permit or facilitate guarantees of such debt securities;

•	any limitation on BlackRock Funding’s ability to incur debt, redeem stock, sell BlackRock Funding’s assets or other restrictions;

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the application, if any, of the terms of the indenture relating to discharge, defeasance and covenant defeasance (which terms are described below) to the debt securities or any modification of such terms;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for any securities or property of any person (including BlackRock Funding or BlackRock);

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of a BlackRock Funding Event of Default;

•	the depositary for global or certificated debt securities;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•	any other terms of the debt securities not inconsistent with the provisions of the indenture, as amended or supplemented;

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to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•

if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined); and

•

if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Guarantee of Debt Securities

BlackRock will fully and unconditionally guarantee the payment of all of BlackRock Funding’s obligations under each series of debt securities offered hereunder and all other amounts owed under the indenture related to the applicable series of debt securities pursuant to the guarantee (the “Guarantee”) included in the indenture. If

BlackRock Funding defaults in the payment of the principal of, or premium, if any, or interest on, such debt securities when and as the same shall become due, whether upon maturity, acceleration, or otherwise, or any other amounts owed under the indenture, without the necessity of action by the trustee or any holder of such debt securities, BlackRock shall be required promptly and fully to make such payment. BlackRock’s guarantee will be a continuing guarantee and will inure to the benefit of and be enforceable by the trustee, the holders of any applicable series of debt securities and their successors, transferees and assigns.

Notwithstanding the preceding paragraph, the Guarantee will be automatically and unconditionally released and discharged, and BlackRock will be released from all obligations under the indenture in its capacity as guarantor of any applicable series of debt securities, and no further action of BlackRock Funding, BlackRock or the trustee will be required for the release of the Guarantee: (i) if the GIP Transaction is not consummated, upon the merger of BlackRock Funding with and into BlackRock as described under the caption “—Consolidation, Merger, Sale of Assets and Other Transactions”; (ii) following the consummation of the GIP Transaction, upon any sale, exchange or transfer (by merger, amalgamation, consolidation, business combination or otherwise) of (x) the capital stock of BlackRock, after which BlackRock is no longer a subsidiary of BlackRock Funding or (y) all or substantially all the assets of BlackRock (other than a sale, exchange or transfer to BlackRock Funding or a subsidiary of BlackRock Funding), in each case if such sale, exchange or transfer is made in compliance with the applicable provisions of the indenture to the extent required to be satisfied as of the date of the transaction; (iii) upon BlackRock Funding or BlackRock consolidating with, merging into or transferring all of its properties or assets to BlackRock or BlackRock Funding, as applicable, and as a result of, or in connection with, such transaction BlackRock Funding or BlackRock, as applicable, dissolves or otherwise ceases to exist; (iv) upon the exercise by BlackRock Funding of its defeasance option, or the discharge of BlackRock Funding’s and BlackRock’s obligations under the indenture, in each case, as described under the caption “—Discharge, Defeasance and Covenant Defeasance” (provided that the Guarantee shall only be released with respect to any series of debt securities that have been defeased or discharged); or (v) upon a BlackRock Assumption (as defined herein) as described under the caption “—Consolidation, Merger, Sale of Assets and Other Transactions.”

Consolidation, Merger, Sale of Assets and Other Transactions

Neither BlackRock Funding nor BlackRock may merge with or into or consolidate with another person or sell, assign, transfer, lease or convey all or substantially all of their respective properties and assets to any other person (other than a direct or indirect wholly owned subsidiary of BlackRock Funding or BlackRock), and neither BlackRock Funding nor BlackRock may permit any person (other than a direct or indirect wholly owned subsidiary of BlackRock Funding or BlackRock) to merge with or into or consolidate with BlackRock Funding or BlackRock or sell, assign, transfer, lease or convey its properties substantially as an entirety to BlackRock Funding or BlackRock, as the case may be, unless:

•

BlackRock Funding or BlackRock, as the case may be, is the surviving corporation or the corporation, partnership or trust formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than BlackRock Funding or BlackRock, as the case may be, is organized under the laws of the United States, any state of the United States or the District of Columbia and has expressly assumed by supplemental indenture all of BlackRock Funding’s or BlackRock’s, as the case may be, obligations under the indenture;

•

immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of BlackRock Funding, BlackRock or any subsidiary of BlackRock Funding or BlackRock, as the case may be, as a result of such transaction as having been incurred by BlackRock Funding, BlackRock or such subsidiary of BlackRock Funding or BlackRock, as the case may be, at the time of such transaction, no BlackRock Funding Event of Default, and no event which, after notice or lapse of time or both, would become a BlackRock Funding Event of Default, shall have happened and be continuing; and

•

BlackRock Funding or BlackRock, as the case may be, delivers to the trustee an officer’s certificate stating that such consolidation, merger, conveyance, transfer or lease comply with the indenture and that all conditions precedent herein provided for relating to such transaction have been complied with and, if a supplemental indenture is required in connection with such transaction, an officer’s certificate and an opinion of counsel stating that such supplemental indenture complies with the indenture.

Under the indenture, BlackRock will have the right, at its option at any time, including in the event the GIP Transaction is terminated, without the consent of any holders of any series of debt securities, to be substituted for, and assume the obligations of, BlackRock Funding under each series of debt securities that are then outstanding under the indenture if, immediately after giving effect to such substitution, no BlackRock Funding Event of Default, and no event which, after notice or lapse of time or both, would become a BlackRock Funding Event of Default, has occurred and is continuing (other than a default or a BlackRock Funding Event of Default that would be cured by such substitution), provided that BlackRock executes a supplemental indenture in which it agrees to be bound by the terms of each such series of debt securities and the indenture (the “BlackRock Assumption”). In the case of such BlackRock Assumption, (i) BlackRock Funding will be released from any further obligations under the assumed series of debt securities and the indenture and (ii) BlackRock will be released from all obligations under any Guarantee of debt securities issued by BlackRock Funding, and will instead become the primary (and sole) obligor under such debt securities and the related indenture provisions.

Notwithstanding the foregoing, BlackRock Funding may also merge with and into BlackRock in the event the GIP Transaction is terminated if, immediately after giving effect to such merger, no BlackRock Funding Event of Default, and no event which, after notice or lapse of time or both, would become a BlackRock Funding Event of Default, has occurred and is continuing (other than a default or a BlackRock Funding Event of Default that would be cured by such transaction); provided that BlackRock executes a supplemental indenture in which it agrees to be bound by the terms of each such series of debt securities and the indenture. Following a merger of BlackRock Funding with and into BlackRock as a result of the termination of the GIP Transaction, BlackRock will be released from all obligations under any Guarantee of debt securities issued by BlackRock Funding and will instead become the primary (and sole) obligor under such debt securities and the indenture.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “BlackRock Funding Events of Default” under the indenture with respect to each series of debt securities:

•	BlackRock Funding’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•

BlackRock Funding’s failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•

BlackRock Funding’s or BlackRock’s failure to observe or perform any other of BlackRock Funding’s or BlackRock’s covenants or agreements with respect to such debt securities for 90 days after BlackRock Funding receives notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of either BlackRock Funding or BlackRock;

•

(a) the Guarantee ceases to be in full force and effect, other than in accordance with the terms of the indenture or the applicable series of debt securities or (b) BlackRock or its successor person denies or disaffirms in writing its obligations under its Guarantee, other than in accordance with the terms thereof or upon release of the Guarantee in accordance with the indenture or the applicable series of debt securities; and

•	any other BlackRock Funding Event of Default provided with respect to securities of that series.

If a BlackRock Funding Event of Default with respect to any debt securities of any series outstanding under the indenture shall occur and be continuing, the trustee or the holders of at least 33% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of a BlackRock Funding Event of Default involving certain events of bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all BlackRock Funding Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under the indenture with respect to debt securities of any series, and any BlackRock Funding Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under the indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under the indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the indenture or result in the incurrence of liability by the trustee and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under the indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of a BlackRock Funding Event of Default and of the continuance thereof with respect to the debt securities of such series specifying a BlackRock Funding Event of Default, as required under the indenture, (ii) the holders of at least 33% in aggregate principal amount of the debt securities of that series then outstanding under the indenture shall have requested the trustee to institute such action and offered to the trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, (iii) the trustee shall not have instituted such action within 60 days of such request and (iv) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

BlackRock Funding is required to furnish annually to the trustee statements as to BlackRock Funding’s compliance with all conditions and covenants under the indenture.

Discharge, Defeasance and Covenant Defeasance

BlackRock Funding may discharge or defease BlackRock Funding’s and BlackRock’s, as the case may be, obligations under the indenture (and the related Guarantee) as set forth below, unless otherwise indicated in the applicable prospectus supplement.

BlackRock Funding may discharge certain obligations to holders of any series of debt securities issued under the indenture that have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be and BlackRock Funding has paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, BlackRock Funding may elect either (i) to defease and be discharged from any and all obligations of BlackRock Funding and BlackRock with respect to the debt securities of or within any series and any related obligations under the Guarantee (except as otherwise provided in the indenture) (“defeasance”) or (ii) to be released from BlackRock Funding’s and BlackRock’s obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, BlackRock Funding must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

BlackRock Funding may exercise BlackRock Funding’s defeasance option with respect to such debt securities notwithstanding BlackRock Funding’s prior exercise of BlackRock Funding’s covenant defeasance option.

Modification and Waiver

Under the indenture, BlackRock Funding, BlackRock and the trustee may supplement the indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. BlackRock Funding, BlackRock and the trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture; provided that any such supplemental indenture that releases (other than in accordance with the terms of the indenture or any series of debt securities) the Guarantee shall require the consent of the holders of at least 66 2/3% in aggregate principal amount of the debt securities of each series affected by such supplemental indenture. However, the indenture require the consent of each holder of debt securities that would be affected by any modification which would:

•

change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	modify any of the above provisions.

The indenture permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive BlackRock Funding’s or BlackRock’s, as the case may be, compliance with certain covenants contained in the indenture.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as BlackRock Funding may designate for such purpose from time to time. Notwithstanding the foregoing, at BlackRock Funding’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by BlackRock Funding will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by BlackRock Funding for the debt securities of a particular series will be named in the applicable prospectus supplement. BlackRock Funding may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that BlackRock Funding will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by BlackRock Funding to a paying agent or held by BlackRock Funding in trust for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to BlackRock Funding upon request, and the holder of such debt security thereafter may look only to BlackRock Funding for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•

DTC notifies BlackRock Funding that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	BlackRock Funding determines, in BlackRock Funding’s sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by BlackRock Funding under the indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Trustee

The trustee under the indenture is The Bank of New York Mellon.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for securities or property of another person. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at BlackRock Funding’s option. These provisions may allow or require the number or amount of securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF BLACKROCK’S CAPITAL STOCK

The following description of certain terms of BlackRock’s capital stock does not purport to be complete and is qualified in its entirety by reference to BlackRock’s amended and restated certificate of incorporation, as amended (“BlackRock’s amended and restated certificate of incorporation”) and BlackRock’s amended and restated bylaws, as amended (“BlackRock’s amended and restated bylaws”). For more information on how you can obtain BlackRock’s amended and restated certificate of incorporation and BlackRock’s amended and restated bylaws, see “Where You Can Find More Information” on page 5. We urge you to read BlackRock’s amended and restated certificate of incorporation and BlackRock’s amended and restated bylaws in their entirety.

General

BlackRock’s amended and restated certificate of incorporation provides that BlackRock is authorized to issue 1 billion shares of capital stock, consisting of 500 million shares of common stock, par value $0.01 per share and 500 million shares of preferred stock, par value $0.01 per share.

As of March 31, 2024, BlackRock had 172,075,373 shares of common stock issued and 148,759,510 shares of common stock outstanding, and no shares of preferred stock issued and outstanding.

On January 12, 2024, BlackRock announced that it had entered into a Transaction Agreement to acquire 100% of the business and assets of GIP, a leading independent infrastructure fund manager, for a total consideration of $3 billion in cash and approximately 12 million shares of common stock. Approximately 30% of the total consideration, all in stock, will be deferred and is expected to be issued in approximately five years, subject to the satisfaction of certain post-closing events. The closing of the GIP Transaction is subject to customary conditions, including, among others, the receipt of specified regulatory approvals. The shares of common stock will be issued in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act. The GIP Transaction is currently expected to close in the third quarter of 2024.

Pursuant to the Transaction Agreement, BlackRock will acquire the business and assets of GIP by first effecting a merger in accordance with Section 251(g) of the Delaware General Corporation Law. BlackRock will merge with Merger Sub, with BlackRock surviving the merger as a direct wholly owned subsidiary of BlackRock Funding. Each share of common stock, $0.01 par value per share, of BlackRock issued and outstanding immediately prior to the closing of the BlackRock Merger (other than shares of common stock held in treasury by BlackRock not held on behalf of a third party, which shares will be cancelled) will be converted into one share of common stock, $0.01 par value per share, of BlackRock Funding. Following the BlackRock Merger, BlackRock Funding will become the publicly listed company with the name “BlackRock, Inc.” and will acquire all of the issued and outstanding limited liability company interests of GIP. Following the completion of the GIP Transaction, BlackRock will be renamed “BlackRock Finance, Inc.” and will be a wholly owned subsidiary of BlackRock Funding (which will have been renamed “BlackRock, Inc.”).

Preferred Stock

The following description of certain terms of the preferred stock does not purport to be complete and is qualified in its entirety by reference to BlackRock’s amended and restated certificate of incorporation and the certificate of designations that relates to the particular series of preferred stock, which has been or will be filed with the SEC at or prior to the time of the sale of the related preferred stock. Certain terms of any series of preferred stock offered by any prospectus supplement will be set forth in the certificate of designations, and summarized in the prospectus supplement, relating to such series of preferred stock. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below. If there are differences between the prospectus supplement relating to a particular series and this prospectus, the prospectus supplement will control. For more information on how you can obtain BlackRock’s amended and restated certificate of incorporation and any applicable certificate of designations, see “Where You Can Find More Information” on page 5. We urge you to read BlackRock’s amended and restated certificate of incorporation and any applicable certificate of designations in their entirety.

General. BlackRock’s board of directors is authorized to provide for the issuance of shares of preferred stock in one or more classes or series, to establish from time to time the number of shares to be included in such class or series, and to fix the designations, voting powers (if any), privileges, preferences and relative participating, optional or other special rights of the shares of each such class or series and the qualifications, limitations and restrictions thereon. The authority of the board of directors with respect to each class or series shall include, but not be limited to, determination of the following:

•	the designation of the class or series, which may be by distinguishing number, letter or title;

•

the number of shares of the class or series, which number the board of directors may thereafter (except where otherwise provided) increase or decrease (but not below the number of shares thereof then outstanding) in the manner permitted by law;

•

the rate of any dividends (or method of determining the dividends) payable to the holders of the shares of such class or series, any conditions upon which such dividends are payable, the form of payment thereof (whether cash, BlackRock’s securities, securities of another person or other assets) and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

•

whether dividends, if any, shall be cumulative or non-cumulative and, in the case of shares of any class or series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such class or series cumulates;

•

if the shares of such class or series may be redeemed by BlackRock, the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including BlackRock’s securities or of another corporation or other entity) for which, the period or periods within which and the other terms and conditions upon which the shares of such class or series may be redeemed, in whole or in part, at BlackRock’s option or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any, including BlackRock’s obligation, if any, to purchase or redeem shares of such class or series pursuant to a sinking fund or otherwise;

•	the amount payable out of BlackRock’s assets to the holders of shares of the class or series in the event of any voluntary or involuntary liquidation, dissolution or winding up of BlackRock’s affairs;

•

provisions, if any, for the conversion or exchange of the shares of such class or series, at any time or times, at the option of the holder or holder thereof or at BlackRock’s option or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same class of BlackRock’s capital stock or into any other security of BlackRock’s, or into the stock or other securities of any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which each conversion or exchange may be made;

•	restrictions on the issuance of shares of the same class or series or of any other class or series of BlackRock’s capital stock, if any; and

•	the voting rights and powers, if any, of the holders of shares of the class or series.

Unless otherwise specifically set forth in the certificate of designations, and summarized in the applicable prospectus supplement, if any, relating to a series of preferred stock, all shares of preferred stock are of equal rank, preference and priority as to dividends; when the stated dividends are not paid in full, the shares of all series of the preferred stock share ratably in any payment thereof; and upon liquidation, dissolution or winding up, if assets are insufficient to pay in full all preferred stock, then such assets shall be distributed among the holders ratably.

Since BlackRock is a holding company, BlackRock’s right, and hence the right of BlackRock’s creditors and securityholders, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of BlackRock’s subsidiaries, except to the extent that BlackRock’s claims as a creditor of the subsidiary may be recognized.

Redemption. BlackRock will have such rights, if any, to redeem shares of preferred stock, and the holders of preferred stock will have such rights, if any, to cause us to redeem shares of preferred stock, as may be set forth in the certificate of designations, and summarized in the prospectus supplement, relating to a series of preferred stock.

Conversion or Exchange. The holders of preferred stock will have such rights, if any, to convert such shares into or to exchange such shares for, shares of any other class or classes, or of any other series of any class, of BlackRock’s capital stock and/or any other property or cash, as may be set forth in the certificate of designations, and summarized in the prospectus supplement, relating to a series of preferred stock.

Miscellaneous. The transfer agent, dividend disbursing agent and registrar for the preferred stock issued in connection with this prospectus will be as set forth in the certificate of designations and summarized in the prospectus supplement. The holders of preferred stock, including any preferred stock issued in connection with the applicable prospectus, do not have any preemptive rights to purchase or subscribe for any shares of any class or other securities of any type of BlackRock’s. When issued, the preferred stock is fully paid and nonassessable. The certificate of designations setting forth the provisions of each series of preferred stock became effective after the date of the applicable prospectus but on or before issuance of the related series of preferred stock.

Common Stock

The following description of certain rights of BlackRock’s common stock does not purport to be complete and is qualified in its entirety by reference to BlackRock’s amended and restated certificate of incorporation and BlackRock’s amended and restated bylaws.

Voting Rights. The holders of common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders.

Dividends and Liquidation Rights. Subject to the preferential rights of any outstanding series of preferred stock created by BlackRock’s board of directors from time to time, the holders of common stock are entitled to such dividends as may be declared from time to time by BlackRock’s board of directors from funds available therefor, and, upon liquidation, holders of common stock are entitled to share pro rata in any distribution of BlackRock’s assets after payment, or providing for the payment of, BlackRock’s liabilities.

Miscellaneous. The outstanding shares of BlackRock’s common stock, offered pursuant to the registration statement of which this prospectus forms a part, upon issuance and payment therefor will be, fully paid and nonassessable. BlackRock’s common stock has no preemptive or conversion rights and there are no redemption or sinking fund provisions applicable thereto.

Listing. BlackRock’s common stock is listed on the New York Stock Exchange under the ticker symbol “BLK.”

The transfer agent and registrar for BlackRock’s common stock is Computershare Investor Services, 480 Washington Boulevard, Jersey City, New Jersey 07310-1900, telephone (800) 903-8567.

Anti-Takeover Considerations

The Delaware General Corporation Law, BlackRock’s amended and restated certificate of incorporation and BlackRock’s amended and restated bylaws contain provisions which could serve to discourage or to make more difficult a change in control of us without the support of BlackRock’s board of directors or without meeting various other conditions.

Extraordinary Corporate Transactions

Delaware law provides that the holders of a majority of the shares entitled to vote must approve any fundamental corporate transactions such as mergers, sales of all or substantially all of a corporation’s assets, dissolutions, etc.

State Takeover Legislation

Section 203 of the Delaware General Corporation Law, in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless (a) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (c) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting, and not by written consent, of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. The restrictions of Section 203 of the Delaware General Corporation Law do not apply to certain business combinations or to corporations that have elected, in the manner provided therein, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. We have elected to be governed by Section 203 of the Delaware General Corporation Law.

Rights of Dissenting Stockholders

Delaware law does not afford appraisal rights in a merger transaction to holders of shares that are either listed on a national securities exchange or held of record by more than 2,000 stockholders, provided that such shares are converted into stock of the surviving corporation or another corporation, which corporation in either case must also be listed on a national securities exchange or held of record by more than 2,000 stockholders. In addition, Delaware law denies appraisal rights to stockholders of the surviving corporation in a merger if the surviving corporation’s stockholders were not required to approve the merger.

Stockholder Action

Delaware law provides that, unless otherwise stated in BlackRock’s amended and restated certificate of incorporation, any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of stockholders. BlackRock’s amended and restated certificate of incorporation provides that stockholders may take action by written consent if such action has been approved in advance by the majority vote of BlackRock’s board of directors.

Meetings of Stockholders

BlackRock’s amended and restated certificate of incorporation provides that special meetings of the stockholders may be called at any time by the chairman of the board of directors, the president, a majority of the board of directors, any committee of the board of directors that has the power to call such meetings, or the chairman of the board of directors, the president or the corporate secretary upon a written request of one or more record holders of shares of BlackRock’s stock representing ownership of not less than 15 percent of the voting power of all outstanding shares of BlackRock’s stock, which request complies with the procedures for calling a special meeting of stockholders as set forth in BlackRock’s amended and restated bylaws, as they may be further amended from time to time.

Cumulative Voting

Delaware law permits stockholders to cumulate their votes and either cast them for one candidate or distribute them among two or more candidates in the election of directors only if expressly authorized in a corporation’s certificate of incorporation. BlackRock’s amended and restated certificate of incorporation does not authorize cumulative voting.

Removal of Directors

Delaware law provides that, except in the case of a classified board of directors or where cumulative voting applies, a director, or the entire board of directors, of a corporation may be removed, with or without cause, by the affirmative vote of a majority of the shares of the corporation entitled to vote at an election of directors.

BlackRock’s amended and restated certificate of incorporation provides that any or all of the directors may be removed, with or without cause, by the holders of a majority of the votes of capital stock then entitled to vote in the election of directors at a meeting of stockholders called for that purpose.

Vacancies

Delaware law provides that vacancies and newly created directorships resulting from a resignation or any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, unless the governing documents of a corporation provide otherwise.

BlackRock’s amended and restated bylaws provide that newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board of directors for any reason, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders if the vacancy resulted from the action of stockholders.

No Preemptive Rights

Holders of common stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that we may issue in the future.

Board Term

BlackRock’s directors are elected annually for terms of one year.

DESCRIPTION OF WARRANTS OF BLACKROCK

BlackRock may issue warrants to purchase debt securities, preferred stock or common stock. BlackRock will issue warrants under one or more warrant agreements between BlackRock and a warrant agent that BlackRock will name in the prospectus supplement.

The prospectus supplement relating to any warrants BlackRock offers will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, preferred stock or common stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

DESCRIPTION OF SUBSCRIPTION RIGHTS OF BLACKROCK

BlackRock may issue subscription rights to purchase debt securities, preferred stock or common stock. These subscription rights may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, BlackRock may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of debt securities, preferred stock or common stock upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of the shares of debt securities, preferred stock or common stock which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights BlackRock offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see “Where You Can Find More Information” on page 5. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from BlackRock, shares of common stock in various private transactions. Such selling stockholders may be parties to registration rights agreements with BlackRock, or BlackRock otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of BlackRock’s securities, as well as their transferees, pledges, donees or successors, all of whom BlackRock refers to as “selling stockholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each of the selling stockholders and the number of shares of BlackRock’s common stock beneficially owned by such selling stockholders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with BlackRock during the three years prior to the date of the prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of any securities, the validity of the securities offered by this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements of BlackRock, Inc. incorporated by reference in this prospectus, and the effectiveness of BlackRock, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

$800,000,000 4.600% Notes due 2027

$500,000,000 4.900% Notes due 2035

$1,200,000,000 5.350% Notes due 2055

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Morgan Stanley

J.P. Morgan

BofA Securities

Wells Fargo Securities

Barclays

Deutsche Bank Securities

HSBC

BNP PARIBAS

Citigroup

Goldman Sachs & Co. LLC

Senior Co-Managers

RBC Capital Markets

ICBC Standard

Loop Capital Markets

Mischler Financial Group, Inc.

Mizuho

SOCIETE GENERALE

BBVA

NatWest Markets

TD Securities

US Bancorp

COMMERZBANK

ING

Natixis

SMBC Nikko

Co-Managers

Academy Securities

Cabrera Capital Markets LLC

CastleOak Securities, L.P.

R. Seelaus & Co., LLC

Ramirez & Co., Inc.

Siebert Williams Shank

July 17, 2024